As filed with the Securities and Exchange Commission on                 , 2008

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Bermuda Bermuda	Ingersoll-Rand Company Limited Ingersoll-Rand Global Holding Company Limited	N/A N/A
(State or Other Jurisdiction of Incorporation or Organization)	(Exact Name of Registrant as Specified in Its Charter)	(I.R.S. Employer Identification Number)

Ingersoll-Rand Company Limited

Ingersoll-Rand Global Holding Company Limited

Clarendon House

2 Church Street

Hamilton, HM 11 Bermuda

(441) 295-2838

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrants’ Principal Executive Offices)

Patricia Nachtigal, Esq.

Senior Vice President and General Counsel,

c/o Ingersoll-Rand Company

155 Chestnut Ridge Road

Montvale, New Jersey 07645

(201) 573-0123

(Name, Address, Including Zip Code, and Telephone

Number, Including Area Code, of Agent for Service)

With copies to:

John B. Tehan, Esq.

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017

(212) 455-2000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.   ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.   ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.   ☒

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.   ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer ☒	Accelerated Filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum aggregate offering price (1)	Amount of registration fee (1)
Debt securities of Ingersoll-Rand Company Limited
Debt securities of Ingersoll-Rand Global Holding Company Limited
Guarantees of Ingersoll-Rand Company Limited (2)
Guarantees of Ingersoll-Rand Global Holding Company Limited (2)
Class A common shares of Ingersoll-Rand Company Limited (3)
Preference shares of Ingersoll-Rand Company Limited
Depositary shares of Ingersoll-Rand Company Limited
Share purchase contracts of Ingersoll-Rand Company Limited
Share purchase units of Ingersoll-Rand Company Limited
Warrants of Ingersoll-Rand Company Limited

(1)	An indeterminate amount of securities to be offered at indeterminate prices is being registered pursuant to this registration statement. The Registrants are deferring payment of the registration fee pursuant to Rule 456(b) under the Securities Act and are omitting this information in reliance on Rule 456(b) and Rule 457(r) under the Securities Act.
(2)	No separate consideration will be received for any guarantee of debt securities.
(3)	Includes Series A Preference Share Purchase Rights.

PROSPECTUS

Ingersoll-Rand Company Limited

Debt Securities

Guarantees of Debt Securities

Class A Common Shares

Preference Shares

Depositary Shares

Share Purchase Contracts

Share Purchase Units

Warrants

Ingersoll-Rand Global Holding Company Limited

Debt Securities

Guarantees of Debt Securities

We may offer, issue and sell the types of securities set forth above from time to time, together or separately. This prospectus describes some of the general terms that may apply to these securities. We will provide a prospectus supplement each time we offer and issue any of these securities. The specific terms of any securities to be offered will be described in the related prospectus supplement. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and any applicable prospectus supplement carefully before making an investment decision.

We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

Our common stock is listed on the New York Stock Exchange under the trading symbol “IR”.

Investing in our securities involves risk. Please read “Risk Factors” on page 7 of this prospectus and the risk factors included in our periodic reports that we file with the Securities and Exchange Commission before you invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

August 12, 2008

You should rely only on the information contained in this prospectus, any prospectus supplement and those documents incorporated by reference herein or therein. We have not authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. This prospectus and any prospectus supplement does not constitute an offer to sell, or a solicitation of an offer to buy, any securities or related guarantee offered by this prospectus and any prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation. Neither the delivery of this prospectus, any prospectus supplement nor any sale made under it implies that there has been no change in our affairs or that the information in this prospectus is correct as of any date after the date of this prospectus.

As used in this prospectus and any prospectus supplement, “Ingersoll Rand”, “we”, “our” and “us” means Ingersoll-Rand Company Limited together with its consolidated subsidiaries (“IR Limited”), unless otherwise specified or the context otherwise requires. Ingersoll-Rand Global Holding Company Limited (“IR Global”) is a wholly-owned subsidiary of IR Limited.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “Commission” or “SEC”), using a “shelf” registration process. Pursuant to this registration statement, IR Limited and IR Global may offer, issue and sell securities as set forth on the cover page of this prospectus.

We may offer, issue and sell the securities from time to time, together or separately. This prospectus describes some of the general terms that may apply to these securities. We will provide a prospectus supplement each time we offer and issue any of these securities. The specific terms of any securities to be offered will be described in the related prospectus supplement. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should read this prospectus and any applicable prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information.”

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-3 with the SEC. This prospectus is part of the registration statement and does not contain all the information in the registration statement on Form S-3. You will find additional information about us in the registration statement. Any statement made in this prospectus concerning a contract or other document of ours is not necessarily complete, and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter. Each such statement is qualified in all respects by reference to the document to which it refers.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov and on our corporate website at http://www.ingersollrand.com. Information on our website does not constitute part of this prospectus, and any references to this website or any other website are inactive textual references only. You may inspect without charge any documents filed by us at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain copies of all or any part of these materials from the SEC upon the payment of certain fees prescribed by the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.

Our common stock is listed on the New York Stock Exchange (the “NYSE”) under the trading symbol “IR”. Our SEC filings are also available at the office of the NYSE located at 20 Broad Street, New York, New York 10005.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC permits us to “incorporate by reference” the information contained in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents rather than by including them in this prospectus. Information that is incorporated by reference is considered to be part of this prospectus and you should read the information with the same care that you read this prospectus. Later information that we file with the SEC will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus, and will be considered to be a part of this prospectus from the date those documents are filed. We have filed with the SEC, and incorporate by reference in this prospectus, the following documents:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2007 (the “2007 Form 10-K”);

•	Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2008;

•	Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2008; and

•

Current Reports on Form 8-K filed with the SEC on January 11, 2008, February 20, 2008, May 29, 2008, June 5, 2008, June 10, 2008, June 12, 2008, June 16, 2008, June 30, 2008 and August 11, 2008 (other than Item 7.01) and on Form 8-K/A on August 11, 2008.

All future filings that we make under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, until all the securities offered by this prospectus have been issued as described in this prospectus, are deemed incorporated into and part of this prospectus once filed. We are not, however, incorporating, in each case, any documents (or portions thereof) or information that we are deemed to furnish and not file in accordance with SEC rules. Any statement in this prospectus, in any prospectus supplement, or in any document incorporated by reference that is different from any statement contained in any later-filed document should be regarded as changed by that later statement. Once so changed, the earlier statement is no longer considered part of this prospectus or any prospectus supplement.

You may request by phone or in writing a copy of any of the materials incorporated (other than exhibits, unless the exhibits are themselves specifically incorporated) into this prospectus and we will provide to you these materials free of charge. Please make your request to Barbara A. Santoro, Secretary, c/o Ingersoll-Rand Company, P.O. Box 0445, Montvale, New Jersey 07645, telephone (201) 573-0123.

SUMMARY

This summary highlights selected information included or incorporated by reference in this prospectus. This summary does not contain all of the information that you should consider before investing in our securities. You should read this entire prospectus, including the information incorporated by reference, before making an investment decision. See “Where You Can Find More Information” in this prospectus.

Ingersoll-Rand Company Limited

Ingersoll-Rand Company Limited (IR Limited) is a Bermuda company and leading innovation and solutions provider with strong brands and leading positions within its markets. We operate in four business segments: Climate Control Technologies, Air Conditioning Systems and Services, Industrial Technologies and Security Technologies. We generate revenue and cash primarily through the design, manufacture, sale and service of a diverse portfolio of industrial and commercial products that include well-recognized, premium brand names such as Club Car®, Hussmann®, Ingersoll-Rand®, Schlage®, Thermo King® and Trane®.

The Climate Control Technologies segment provides solutions for customers to transport, preserve, store and display temperature-sensitive products by engaging in the design, manufacture, sale and service of transport temperature control units, refrigerated display merchandisers, beverage coolers, auxiliary power units and walk-in storage coolers and freezers. The Air Conditioning Systems and Services segment offers commercial, residential, institutional and industrial customers energy-efficient heating, ventilation and air conditioning systems, dehumidifying and air cleaning products, service and parts support, advanced building controls and financing solutions. This segment represents the operations acquired through the acquisition of Trane. The Industrial Technologies segment is focused on providing solutions to enhance customers’ industrial and energy efficiency, mainly by engaging in the design, manufacture, sale and service of compressed air systems, tools, fluid and material handling and energy generation systems. The Security Technologies segment is engaged in the design, manufacture, sale and service of mechanical and electronic security products, biometric access control systems, and security and scheduling software.

The principal executive office of IR Limited is located at Clarendon House, 2 Church Street, Hamilton, HM11 Bermuda, telephone (441) 295-2838.

Ingersoll-Rand Global Holding Company Limited

Ingersoll-Rand Global Holding Company Limited (IR Global), a Bermuda company organized in accordance with the Companies Act 1981 of Bermuda in March 2002, is a holding company and a wholly-owned subsidiary of IR Limited. IR Global is parent to several subsidiaries, including Trane Inc. (“Trane”).

The principal executive office of IR Global is located at Clarendon House, 2 Church Street, Hamilton, HM11 Bermuda, telephone (441) 295-2838.

Trane Inc.

Trane Inc., a Delaware corporation (“Trane”), is a leading global manufacturer of commercial and residential HVAC equipment, systems and controls. Trane also provides aftermarket services to the HVAC industry which include: replacement parts and retrofit products, maintenance services for its and other manufacturer’s commercial products and contracting services for the installation, upgrade, and replacement of commercial HVAC systems featuring its products. Trane’s HVAC systems include commercial systems, such as chillers, air handlers, and terminal devices; commercial unitary systems; and split-system and packaged residential systems, including condensing units, furnaces, air handlers, heat pumps, coils, and air filtration devices, as well as HVAC controls, such as thermostats, unit controls, system controls, and building automation systems. Trane markets its HVAC systems, services, and solutions under Trane and American Standard brands primarily through company-owned and independent offices, independent agents, and wholesale distributors. It has operations in North America, Europe, the Middle East, Asia, and South America. On June 5, 2008, IR Limited acquired Trane for approximately $9.6 billion. As part of the merger, Indian Merger Sub, Inc., a Delaware corporation, which is a direct subsidiary of Ingersoll- Rand U.S. Trane Holdings Corporation, a Delaware corporation, and which is indirectly owned by IR Global, merged with and into Trane, with Trane continuing as the surviving corporation. After the merger, Ingersoll-Rand U.S. Trane Holdings Corporation became the direct parent and sole shareholder of Trane.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus involves risks. Before acquiring any such securities, you should carefully consider the risk factors incorporated by reference to our 2007 Form 10-K and our subsequent Quarterly Reports on Form 10-Q, the other information contained or incorporated by reference in this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for the five fiscal years ended December 31, 2007 and the six months ended June 30, 2008 and 2007.

	Six Months Ended June 30,		Years Ended December 31,
	2008	2007	2007	2006	2005	2004	2003
Ratio of earnings to fixed charges	8.1	6.5	6.9	6.4	5.9	4.3	2.8

For the purpose of computing the ratio of earnings to fixed charges, earnings consist of earnings from continuing operations before income taxes and fixed charges, proportionate share in the undistributed earnings (losses) of less than fifty-percent-owned affiliates (accounted for using the equity method), minority interests and capitalized interest. Fixed charges consist of interest (including capitalized interest), equity-linked securities charges, amortization of debt discount and expense and that portion (one-third) of rental expense deemed to be representative of an interest factor included therein.

USE OF PROCEEDS

Except as may be otherwise set forth in the applicable prospectus supplement accompanying this prospectus, we plan to add the net proceeds we receive from sales of the securities offered by this prospectus to our general funds and to use the funds for general corporate purposes. These could include capital expenditures; the repayment of debt; investment in subsidiaries; additions to working capital; the repurchase, redemption or retirement of securities, including common stock; acquisitions and other business opportunities.

DESCRIPTION OF THE SENIOR DEBT SECURITIES

The following description of senior debt securities sets forth certain general terms and provisions of senior debt securities which may be offered hereunder. This summary does not contain all of the information that you may find useful. Under this prospectus, only senior debt securities issued by either IR Limited or IR Global, or both, will be offered. The particular terms of the senior debt securities offered will be described in the prospectus supplement relating to those senior debt securities. The senior debt securities offered will be issued under a senior debt indenture, the form of which has been filed as an exhibit to the registration statement of which this prospectus is a part.

As used in this section only, “we”, “our” and “us” may refer to either IR Limited or IR Global, as indicated in the applicable prospectus supplement accompanying this prospectus.

The following description only summarizes the terms of the senior indenture and the senior debt securities. For more information you should read the senior indenture. In addition, the following description is qualified in all respects by reference to the actual text of the senior indenture and the forms of the senior debt securities.

General

We may issue senior debt securities either separately, or together with, or upon the conversion of or in exchange for, other securities. The senior debt securities will be senior unsecured obligations issued in one or more series under a senior debt indenture to be entered into between us and Wells Fargo Bank, N.A., as trustee.

The trustee for each series of senior debt securities will be Wells Fargo Bank, N.A., unless otherwise specified in the applicable prospectus supplement.

The senior indenture does not limit the amount of senior debt securities which we may issue and provides that senior debt securities may be issued thereunder from time to time in one or more series up to the aggregate principal amount which we may authorize from time to time.

You should review the prospectus supplement for the following terms of the senior debt securities being offered:

•	the issuer of the senior debt securities;

•	the designation, aggregate principal amount and authorized denominations of the senior debt securities;

•	the purchase price of the senior debt securities;

•	the date or dates on which the senior debt securities will mature;

•	the rate or rates per annum, if any (which may be fixed or variable), at which the senior debt securities will bear interest or the method by which such rate or rates will be determined;

•	the dates on which the interest will be payable and the record dates for payment of interest, if any;

•	the coin or currency in which payment of the principal of (and premium, if any, on) and interest, if any, on the senior debt securities will be payable;

•	the terms of any mandatory or optional redemption (including any sinking fund) or any obligation of us to repurchase the senior debt securities;

•

whether the senior debt securities are to be issued in whole or in part in the form of one or more temporary or permanent global notes and, if so, the identity of the depositary, if any, for such note or notes;

•	the terms, if any, upon which such senior debt securities may be convertible into or exchangeable for other securities;

•	whether the senior debt securities will be guaranteed by the guarantor as described under “—Guarantee” below;

•	any special tax implications of the senior debt securities;

•	any addition to or change or deletion of any event of default or any covenant specified in the senior indenture; and

•	any other additional provisions or specific terms which may be applicable to that series of senior debt securities.

Unless otherwise indicated in the prospectus supplement, the senior debt securities will be issued only in fully registered form without coupons in denominations of $2,000 or multiples of $1,000.

The senior debt securities may be issued as discounted senior debt securities (bearing no interest or interest at a rate which at the time of issuance is below market rates) to be sold at a substantial discount below their stated principal amount. Federal income tax consequences and other special considerations applicable to any of these discounted senior debt securities will be described in the applicable prospectus supplement.

Ranking of Senior Debt Securities

The senior debt securities will be unsecured unsubordinated obligations and will rank equally in right of payment with all existing and future unsecured and unsubordinated indebtedness of the issuer of the senior debt securities. Because the senior debt securities will not be secured, they will be effectively subordinated to our existing and future secured indebtedness to the extent of the value of the collateral securing that indebtedness.

The senior debt securities will be effectively subordinated to all the liabilities of each subsidiary of IR Limited that is not a guarantor or, in the case where IR Global is the issuer, IR Global.

We currently conduct substantially all of our operations through our subsidiaries and our subsidiaries generate substantially all of our operating income and cash flow. As a result, distributions and advances from our subsidiaries are the principal source of funds necessary to meet our debt service obligations. Contractual provisions or laws, as well as our subsidiaries’ financial and operating requirements, may limit our ability to obtain cash from our subsidiaries that we require to pay our debt service obligations, including cash payments on the senior debt securities. In addition, because we are a holding company, holders of our senior debt securities will have a junior position to the claims of creditors of our non-guarantor subsidiaries on their assets and earnings. The prospectus supplement relating to a series of senior debt securities will state whether those senior debt securities will be guaranteed by a guarantor. For a description of that guarantee, see “—Guarantee.”

Guarantee

Under this prospectus, only senior debt securities by either IR Limited or IR Global, or both, will be offered. In the case of IR Limited as the issuer under the applicable senior indenture, the senior debt securities may or may not be guaranteed by IR Global. In the case of IR Global as the issuer under the applicable senior indenture, the senior debt securities will be guaranteed by IR Limited in every case.

If the applicable prospectus supplement relating to a series of senior debt securities provides that those senior debt securities will have the benefit of a guarantee by IR Limited or IR Global (each, in such capacity, a “guarantor”), payment of the principal of (and premium, if any, on) and interest on those senior debt securities and all other amounts due under the senior indenture will be unconditionally guaranteed on an unsecured, unsubordinated basis by such guarantor. The guarantee of senior debt securities will rank equally in right of payment with all of the unsecured and unsubordinated indebtedness of such guarantor.

The guarantee of the senior debt securities will be effectively subordinated to all the liabilities of the subsidiaries of the guarantor that are not themselves guarantors (except in the case where the subsidiary is the issuer).

The obligations of any guarantor under the guarantee will be limited as necessary to prevent the guarantee from constituting a fraudulent conveyance or fraudulent transfer under applicable law.

Conversion and Exchange

The terms, if any, on which senior debt securities of any series are convertible into or exchangeable for common shares, preference shares or other senior debt securities will be set forth in the related prospectus supplement. The terms may include provisions for conversion or exchange, either mandatory, at the option of the holders or at our option.

Registration of Transfer and Exchange

Subject to the terms of the senior indenture and the limitations applicable to global securities, senior debt securities may be transferred or exchanged at the corporate trust office of the trustee or at any other office or agency maintained by us for that purpose. No service charge will be made for any registration of transfer or exchange of the senior debt securities, but we may require a payment by the holder to cover any tax or other governmental charge. We will not be required to register the transfer of or exchange senior debt securities of any series:

•	during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of securities of that series selected for redemption; or

•	selected for redemption in whole or in part, except the unredeemed portion of any debt security being redeemed in part.

Payment

Unless otherwise indicated in the applicable prospectus supplement, principal, interest and any premium on the senior debt securities will be paid at the place or places that we will designate for such purposes. However, at our option, we may make interest payments by check mailed to persons in whose names our senior debt securities are registered. Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a debt security which is payable and is punctually paid or duly provided for on any interest payment date will be made to the person in whose name that debt security is registered at the close of business on the regular record date for that interest payment. We will pay the principal of (and premium, if any, on) registered senior debt securities only against surrender of those senior debt securities.

Global Notes

The senior debt securities of a series may be issued in whole or in part in the form of one or more global notes that will be deposited with or on behalf of a depositary located in the United States identified in the prospectus supplement relating to the applicable series.

The specific terms of the depositary arrangement with respect to any senior debt securities of a series will be described in the prospectus supplement relating to the series. We anticipate that the following provisions will apply to all depositary arrangements.

Unless otherwise specified in an applicable prospectus supplement, senior debt securities which are to be represented by a global note to be deposited with or on behalf of a depositary will be represented by a global note registered in the name of such depositary or its nominee. Upon the issuance of a global note in registered form, the depositary for the global note will credit, on its book-entry registration and transfer system, the principal amounts of the senior debt securities represented by the global note to the accounts of institutions that have accounts with the depositary or its nominee (“participants”). The accounts to be credited shall be designated by the underwriters or agents of the senior debt securities or by us, if the senior debt securities are offered and sold directly by us. Ownership of beneficial interests in the global notes will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests by participants in the global notes will be shown on, and the transfer of that ownership interest will be effected only through, records maintained by the depositary or its nominee for the global notes. Ownership of beneficial interests in global notes by persons that hold the beneficial interests through participants will be shown on, and the transfer of that ownership interest within such participant will be effected only through, records maintained by the participant.

So long as the depositary for a global note in registered form, or its nominee, is the registered owner of the global note, the depositary or the nominee, as the case may be, will be considered the sole owner or holder of the senior debt securities represented by the global note for all purposes under the senior indenture governing the senior debt securities. Except as described below, owners of beneficial interests in the global notes will not be entitled to have senior debt securities of the series represented by the global notes registered in their names, will not receive or be entitled to receive physical delivery of senior debt securities of the series in definitive form and will not be considered the owners or holders thereof under the senior indenture.

Payment of principal of (and premium, if any, on) and interest, if any, on senior debt securities registered in the name of or held by a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner or the holder of the global note representing the senior debt securities. We will not, nor will the guarantor, the trustee, any paying agent or the security registrar for the senior debt securities have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global note for the senior debt securities or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

We expect that the depositary for senior debt securities of a series, upon receipt of any payment of principal, premium or interest in respect of a permanent global note, will credit immediately participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global note as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in the global note held through the participants will be governed by customary practices. Each person owning a beneficial interest in a global security must rely on the procedures of the depositary (and, if such person is not a participant, on procedures of the participant through which such person owns its interest) to exercise any rights of a holder under the indenture.

A global note may not be transferred except as a whole by the depositary for the global note to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or by the depositary or any nominee to a successor of the depositary or a nominee of the successor. If a depositary for senior debt securities of a series is at any time unwilling or unable to continue as a depositary and a successor depositary is not appointed by us within ninety days, we will issue senior debt securities in definitive registered form in exchange for the global note or notes representing the senior debt securities. In addition, we may at any time and in our sole discretion determine not to have any senior debt securities in registered form represented by one or more global notes and, in that event, we will issue senior debt securities in definitive form in exchange for the global note or notes representing the senior debt securities.

Certain Covenants of the Senior Debt Securities

The senior debt securities will include the following covenants:

Limitation on Liens. Unless otherwise indicated in the prospectus supplement relating to a series of senior debt securities, IR Limited will not, and will not permit any restricted subsidiary to, create, assume or guarantee any indebtedness for money borrowed secured by any mortgage, lien, pledge, charge or other security interest or encumbrance of any kind (hereinafter referred to as a “mortgage” or “mortgages”) on any principal property of IR Limited or a restricted subsidiary or on any shares or funded indebtedness of a restricted subsidiary (whether such principal property, shares or funded indebtedness are now owned or hereafter acquired) without, in any such case, effectively providing concurrently with the creation, assumption or guaranteeing of such indebtedness that the senior debt securities (together, if IR Limited shall so determine, with any other indebtedness then or thereafter existing, created, assumed or guaranteed by IR Limited or such restricted subsidiary ranking equally with the senior debt securities) shall be secured equally and ratably with (or prior to) such indebtedness. The senior indenture excludes, however, from the foregoing any indebtedness secured by a mortgage (including any extension, renewal or replacement, or successive extensions, renewals or replacements, of any mortgage hereinafter specified or any indebtedness secured thereby, without increase of the principal of such indebtedness or expansion of the collateral securing such indebtedness):

(1)	on property, shares or funded indebtedness of any corporation existing at the time such corporation becomes a restricted subsidiary;

(2)	on property existing at the time of acquisition of such property, or to secure indebtedness incurred for the purpose of financing the purchase price of such property or improvements or construction thereon which indebtedness is incurred prior to, at the time of or within 180 days after the later of such acquisition, the completion of such construction or the commencement of commercial operation of such property; provided, however, that in the case of any such acquisition, construction or improvement the mortgage shall not apply to any property previously owned by IR Limited or a restricted subsidiary, other than any previously unimproved real property on which the property is constructed or the improvement is located;

(3)	on property, shares or funded indebtedness of a corporation existing at the time such corporation is merged into or consolidated with IR Limited or a restricted subsidiary, or at the time of a sale, lease or other disposition of the properties of a corporation as an entirety or substantially as an entirety to IR Limited or a restricted subsidiary;

(4)	on property of a restricted subsidiary to secure indebtedness of such restricted subsidiary to IR Limited or another restricted subsidiary;

(5)	on property of IR Limited or property of a restricted subsidiary in favor of the United States or any State thereof or Bermuda, or any department, agency or instrumentality or political subdivision of the United States or any State thereof or Bermuda, to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of constructing or improving the property subject to such mortgage; or

(6)	existing at the date of the senior indenture;

provided, however, that any mortgage permitted by any of clauses (1), (2), (3) and (5) above shall not extend to or cover any property of IR Limited or such restricted subsidiary, as the case may be, other than the property specified in such clauses and improvements to that property.

Notwithstanding the above, IR Limited or any restricted subsidiary may create, assume or guarantee secured indebtedness for money borrowed which would otherwise be prohibited in an aggregate amount which, together with all other such indebtedness for money borrowed of IR Limited and its restricted subsidiaries and the attributable debt of IR Limited and its restricted subsidiaries in respect of sale and leaseback transactions (as defined below) existing at such time (other than sale and leaseback transactions entered into prior to the date of the indenture and sale and leaseback transactions the proceeds of which have been applied in accordance with the indenture), does not at the time exceed 10% of the shareholders’ equity in IR Limited and its consolidated subsidiaries, as shown on the audited consolidated balance sheet contained in the latest annual report to shareholders of IR Limited.

“attributable debt” means, as of any particular time, the then present value of the total net amount of rent required to be paid under such lease during the remaining term thereof (excluding any renewal term unless the renewal is at the option of the lessor) computed by discounting from the actual respective due dates to such date such total net amount of rent at the actual interest factor included in such rent, or, if such interest factor is not readily determinable, at the rate per annum borne by the initial series of the senior debt securities, except that if no interest is payable in respect of the initial series of the senior debt securities or if such rate is not fixed then at the rate of 8 3/8% per annum. The net amount of rent required to be paid for any such period shall be the aggregate amount of the rent payable by the lessee with respect to such period after excluding amounts required to be paid on account of, or measured or determined by, any variable factor, including, without limitation, the cost-of-living index and costs of maintenance and repairs, insurance, taxes, assessments, water rates and similar charges and after excluding any portion of rentals based on a percentage of sales made by the lessee. In the case of any lease which is terminable by the lessee upon the payment of a penalty, such net amount shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated;

“shareholders’ equity in IR Limited and its consolidated subsidiaries” means the share capital, share premium, contributed surplus and retained earnings of IR Limited and its consolidated subsidiaries, excluding the cost of shares of IR Limited held by its affiliates, all as determined in accordance with U.S. generally accepted accounting principles; and

“Mortgage” means, on any specified property, any mortgage, lien, pledge, charge or other security interest or encumbrance of any kind in respect of such property.

Limitation on Sale and Leaseback Transactions. Unless otherwise indicated in the prospectus supplement relating to a series of senior debt securities, IR Limited will not, and will not permit any restricted subsidiary to, enter into any sale and leaseback transactions (which are defined in the indenture to exclude leases expiring within three years of making, leases between IR Limited and a restricted subsidiary or between restricted subsidiaries, and any lease of a part of a principal property which has been sold, for use in connection with the winding up or termination of the business conducted on such principal property), unless (a) IR Limited or such restricted subsidiary would be entitled to incur indebtedness secured by a mortgage on such principal property or (b) an amount equal to the fair value of the principal property so leased (as determined by the board of directors of IR Limited) is applied within 180 days (i) to the retirement (other than by payment at maturity or pursuant to mandatory sinking, purchase or analogous fund or prepayment provision) of (x) the senior debt securities or (y) other funded indebtedness of IR Limited or any restricted subsidiary ranking on a parity with the senior debt securities, provided, however, that the amount to be applied to the retirement of any funded indebtedness as provided under this clause (i) shall be reduced by (A) the principal amount of any senior debt securities delivered within 180 days after such sale or transfer to the trustee for the senior debt securities of such series for retirement and cancellation and (B) the principal amount of other funded indebtedness ranking on parity with the senior debt securities voluntarily retired by IR Limited within 180 days after such sale or transfer; or (ii) to purchase, improve or construct principal properties, provided that if only a portion of such proceeds is designated as a credit against such purchase, improvement or construction, IR Limited shall apply an amount equal to the remainder as provided in (i) above.

Restrictions Upon Merger and Sales of Assets. The issuer shall not consolidate, amalgamate or merge with or into any other corporation or corporations (whether or not affiliated with the issuer) and the issuer or its successor or successors shall not be a party or parties to successive consolidations, amalgamations or mergers and the issuer shall not sell, convey or lease all or substantially all of its property to any other corporation (whether or not affiliated with the issuer) authorized to acquire and operate the same, unless (i) upon any such consolidation, amalgamation, merger, sale, conveyance or lease, the due and punctual payment of the principal of (and premium, if any, on) and interest, if any, on all of the senior debt securities, according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of the senior indenture to be performed by the issuer shall be expressly assumed, by supplemental indenture reasonably satisfactory in form to the trustee for each series of the senior debt securities, executed and delivered to each such trustee by the corporation (if other than the issuer) formed by such consolidation or amalgamation, or into which the issuer shall have been merged, or by the corporation which shall have acquired or leased such property, and (ii) such corporation or company shall be a solvent corporation or company organized under the laws of the United States of America or a State thereof or the District of Columbia or Bermuda or of a member state of the European Union. The issuer will not so consolidate, amalgamate or merge, or make any such sale, lease or other disposition, and the issuer will not permit any other corporation to merge into it, unless immediately after the proposed consolidation, amalgamation, merger, sale, lease or other disposition, and after giving effect thereto, no default in the performance or observance by the issuer or such successor corporation, as the case may be, of any of the terms, covenants, agreements or conditions contained in the senior indenture shall have occurred and be continuing.

If upon any such consolidation, amalgamation, merger, sale, conveyance or lease, or upon any consolidation, amalgamation or merger of any restricted subsidiary, or upon the sale, conveyance or lease of all or substantially all the property of any restricted subsidiary to any other corporation, any principal property or any shares or funded indebtedness of any restricted subsidiary would become subject to any mortgage, IR Global and IR Limited together (in the case where the issuer is IR Global) or IR Limited (in the case where the issuer is IR Limited) will secure the due and punctual payment of the principal of (and premium, if any, on) and interest, if any, on the senior debt securities (together with, if IR Limited shall so determine, any other indebtedness of or guarantee by IR Limited or any restricted subsidiary ranking equally with the senior debt securities) by a mortgage, the lien of which will rank prior to the lien of such mortgage of such other corporation on all assets owned by IR Limited, the issuer or such restricted subsidiary.

If the senior debt securities are guaranteed by a guarantor, then such guarantor shall not consolidate, amalgamate or merge with or into any other corporation or corporations (whether or not affiliated with the guarantor) and the guarantor or its successor or successors shall not be a party or parties to successive consolidations, amalgamations or mergers and the guarantor shall not sell, convey or lease all or substantially all of its property to any other corporation (whether or not affiliated with the guarantor) authorized to acquire and operate the same, unless (i) upon any such consolidation, amalgamation, merger, sale, conveyance or lease the performance of the obligations under the guarantee, and the due and punctual performance and observance of all of the covenants and conditions of the senior indenture to be performed by the guarantor shall be expressly assumed, by supplemental indenture reasonably satisfactory in form to the trustee for each series of the senior debt securities, executed and delivered to each such trustee by the corporation (if other than the guarantor) formed by such consolidation or amalgamation, or into which the guarantor shall have been merged, or by the corporation which shall have acquired or leased such property, and (ii) such corporation shall be a solvent corporation or company organized under the laws of the United States of America or a State thereof or the District of Columbia or Bermuda or of a member state of the European Union. Furthermore, if the senior debt securities are guaranteed by a guarantor, such guarantor will not so consolidate, amalgamate or merge, or make any such sale, lease or other disposition, and such guarantor will not permit any other corporation to merge into it, unless immediately after the proposed consolidation, amalgamation, merger, sale, lease or other disposition, and after giving effect thereto, no default in the performance or observance by the guarantor or such successor corporation, as the case may be, of any of the terms, covenants, agreements or conditions contained in the senior indenture or the guarantee shall have occurred and be continuing.

Certain Definitions. The term “funded indebtedness” means indebtedness created, assumed or guaranteed by a person for money borrowed which matures by its terms, or is renewable by the borrower to a date, more than one year after the date of its original creation, assumption or guarantee.

The term “principal property” means any manufacturing plant or other manufacturing facility of IR Limited or any restricted subsidiary, which plant or facility is located within the United States, except any such plant or facility which the board of directors of IR Limited by resolution declares is not of material importance to the total business conducted by IR Limited and its restricted subsidiaries.

The term “restricted subsidiary” means any subsidiary which owns a principal property excluding, however, any corporation the greater part of the operating assets of which are located, or the principal business of which is carried on, outside the United States. For the avoidance of doubt, IR Global is a restricted subsidiary.

The term “subsidiary” means any corporation of which at least a majority of the outstanding stock having voting power under ordinary circumstances to elect a majority of the board of directors of the corporation shall at the time be owned by IR Limited or by IR Limited and one or more subsidiaries or by one or more subsidiaries of IR Limited.

Events of Default

As to each series of senior debt securities, an event of default is defined in the senior indenture as being:

•

default in payment of any interest on any senior debt security of such series when it becomes due and payable which continues for 30 days (subject to the deferral of any interest payment in the case of an extension period);

•	default in payment of any principal of (or premium, if any, on) any senior debt security of such series when due at its stated maturity date;

•	default in payment of any sinking fund installment, when and as due by the terms of a note of such series, and continuance of such default for a period of 30 days;

•

default in performance of any other covenant in such indenture (other than a covenant included solely for the benefit of senior debt securities of another series) which continues for 90 days after receipt of written notice;

•

certain events of bankruptcy, insolvency or reorganization relating to us and, if the senior debt securities of that series are guaranteed by one or more guarantors, certain events of bankruptcy, insolvency or reorganization relating to any such guarantor; or

•	other events of default specified in or pursuant to a board resolution or officer’s certificate or in a supplemental indenture.

The senior indenture provides that the trustee may withhold notice to the holders of senior debt securities of such series of any default (except in payment of principal, premium, if any, or interest, if any, on such series or in payment of any sinking fund installment on such series) if the trustee considers it is in the interest of such holders to do so.

Holders of the senior debt securities of any series may not enforce the indenture or the senior debt securities of such series except as provided in the indenture. In case an event of default (other than a default resulting from bankruptcy, insolvency or reorganization) shall occur and be continuing with respect to the senior debt securities of any series, the trustee or the holders of not less than 25% in aggregate principal amount of the senior debt securities then outstanding of that series may declare the principal amount on all the senior debt securities of such series (or, if the senior debt securities of that series were issued as discounted senior debt securities, such portion of the principal as may be specified in the terms of that series) to be due and payable. If an event of default results from bankruptcy, insolvency or reorganization, the principal amount of all the senior debt securities of that series (or, if the senior debt securities of that series were issued as discounted senior debt securities, such portion of the principal as may be specified in the terms of that series) will automatically become due and payable. Any event of default with respect to the senior debt securities of any series (except defaults in payment of principal of (or premium, if any, on) or interest, if any, on the senior debt securities of such series or a default in respect of a covenant or provision that cannot be modified without the consent of the holder of each outstanding security of such series) may be waived by the holders of at least a majority in aggregate principal amount of the senior debt securities of that series then outstanding.

Subject to the provisions of the senior indenture relating to the duties of the trustee in case an event of default shall occur and be continuing, the trustee is under no obligation to exercise any of the rights or powers under such indenture at the request, order or direction of any of the holders of senior debt securities, unless such holders shall have offered to the trustee security or indemnity reasonably satisfactory to it. Subject to such provisions for the indemnification of the trustee and certain limitations contained in the senior indenture, the holders of a majority in principal amount of the senior debt securities of any series then outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the senior debt securities of such series. The issuer and each guarantor are required annually to deliver to the trustee an officer’s certificate stating whether or not the signers have knowledge of any default in the performance by each of the issuer and the guarantor of the covenants described above. In addition, promptly (and in any event within 5 business days) upon the issuer or the guarantor becoming aware of the occurrence of any default or event of default, such party is required to deliver to the trustee an officer’s certificate setting forth the details of such default or event of default and the actions which the issuer or the guarantor proposes to take with respect to such default or event of default.

Discharge

The senior indenture with respect to the senior debt securities of any series may be discharged (with the exception of specified provisions as provided in the senior indenture) when the issuer or any guarantor requests such discharge in writing accompanied by an officer’s certificate and an opinion of counsel, in each case stating that all conditions precedent to discharge under the indenture have been satisfied and either:

•	all senior debt securities, with the exceptions provided for in the senior indenture, of that series have been delivered to the trustee for cancellation; or

•

all senior debt securities of that series not theretofore delivered to the trustee for cancellation have (1) become due and payable; (2) will become due and payable at their stated maturity within one year; or (3) are to be called for redemption within one year; and we have deposited or caused to be deposited with the trustee in trust an amount of (a) money, or (b) in the case of clauses (2) and (3), (A) U.S. government obligations which through the payment of interest and principal in respect thereof in accordance with their terms will provide not later than one day before the stated maturity or redemption date, as the case may be, money in an amount or (B) a combination of money or U.S. government obligations as provided in (A) above, in each case sufficient to pay and discharge the entire indebtedness on such senior debt securities not theretofore delivered to the trustee for cancellation, for principal, premium, if any, and interest, if any, to the date of such deposit in the case of senior debt securities which have become due and payable or to the stated maturity or redemption date, as the case may be; or (4) been deemed paid and discharged pursuant to the terms of the senior indenture.

Defeasance

The senior indenture provides that we may discharge the entire indebtedness of all outstanding senior debt securities of a series and the provisions of the indenture as they relate to such senior debt securities will no longer be in effect (with the exception of specified provisions as provided in the senior indenture) if we deposit or cause to deposited with the trustee, in trust, money, or U.S. government obligations, or a combination thereof, which, through the payment of interest thereon and principal thereof in accordance with their terms, will provide money, in an amount sufficient to pay all the principal (including any mandatory sinking fund payments, if any) of, premium, if any, and interest, if any, on the senior debt securities of such series on the dates such payments are due in accordance with the terms of such senior debt securities to their stated maturities or to and including a redemption date which has been irrevocably designated by us for redemption of such senior debt securities. To exercise any such option, we are required to meet specified conditions, including delivering to the trustee an opinion of counsel to the effect that we have received from, or there has been published by, the Internal Revenue Service a ruling to the effect that holders of the senior debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such deposit, defeasance or discharge and that no event of default or default shall have occurred and be continuing.

The senior indenture provides that we, at our option, need not comply with certain restrictive covenants of such indenture as to any series of senior debt securities (in the case of senior debt securities as described above under “—Certain Covenants of the Senior debt securities—Limitation on Liens,” “—Limitation on Sale and

Leaseback Transactions” and the second paragraph of “—Restrictions Upon Merger and Sales of Assets”), upon the deposit with the trustee, in trust, of money, or U.S. government obligations, or a combination thereof, which, through the payment of interest thereon and principal thereof in accordance with their terms, will provide money, in an amount sufficient to pay all the principal (including any mandatory sinking fund payments, if any) of, premium, if any, and interest, if any, on the senior debt securities of such series on the dates such payments are due in accordance with the terms of such senior debt securities to their stated maturities or to and including a redemption date which has been irrevocably designated by us for redemption of such senior debt securities. To exercise any such option, we are required to meet specified conditions, including delivering to the trustee an opinion of counsel to the effect that the deposit and related defeasance would not cause the holders of the senior debt securities to recognize income, gain or loss for federal income tax purposes.

Modification of the Indenture

The senior indenture contains provisions permitting us and the trustee, with the consent of the holders of not less than a majority in principal amount of the outstanding senior debt securities of all series affected by such modification (voting as one class), to modify such indenture or the rights of the holders of the senior debt securities, except that no such modification shall, without the consent of the holder of each debt security so affected:

•

change the maturity of any debt security, or reduce the rate or extend the time of payment of interest thereon, or reduce the principal amount thereof (including, in the case of a discounted debt security, the amount payable thereon in the event of acceleration) or any redemption premium thereon, or change the place or medium or currency of payment of such debt security, or impair the right of any holder to institute suit for payment thereof, or, if the senior debt securities are guaranteed by one or more guarantors, release such guarantor(s) from any of its (or their) obligations under the guarantee otherwise than in accordance with the terms of the senior indenture;

•	reduce the percentage of senior debt securities, the consent of the holders of which is required for any such modification or for certain waivers or other modifications under such indenture; or

•

modify certain provisions of the senior indenture related to entry into a supplemental indenture with consent of holders, waiver of past defaults and waiver of certain covenants, except under certain circumstances specified in the senior indenture.

The senior indenture contains provisions permitting us and the trustee, without the consent of any holders, to modify the indenture for any of the following purposes:

•

to evidence the succession of another corporation to us or a guarantor and the assumption by any such successor of our covenants in the senior indenture and the senior debt securities or the guarantor’s covenants in the senior indenture and the guarantee;

•

to add to our or a guarantor’s covenants for the benefit of the holders of all or any series of senior debt securities or to surrender any right or power conferred upon us or a guarantor in the senior indenture;

•	to add any additional events of defaults;

•	to add or change any provisions of the senior indenture to such extent as may be necessary to permit or facilitate the issuance of senior debt securities in bearer form;

•

to change or eliminate any provision of the senior indenture, provided that any such change or elimination shall become effective only when there is no debt security outstanding of any series created prior to such modification which is entitled to the benefit of such provision;

•	in the case of the senior debt securities, to secure those senior debt securities;

•	to establish the form or terms of any senior debt securities of any series as permitted by the senior indenture;

•	to establish the form or terms of a related guarantee of any senior debt securities as permitted by the senior indenture;

•

to evidence and provide for the acceptance of appointment under the senior indenture by a successor trustee with respect to the senior debt securities of one or more series and to add or change any of the provisions of the indenture as shall be necessary to provide for or facilitate the administration of the trusts under the senior indenture by more than one trustee;

•

to evidence and provide for the acceptance of appointment of a trustee other than Wells Fargo Bank, N.A. as trustee for a series of senior debt securities and to add or change any of the provisions of the senior indenture as shall be necessary to provide for or facilitate the administration of the trusts under the senior indenture by more than one trustee;

•	to provide for any rights of the holder of senior debt securities of any series to require the repurchase of senior debt securities of such series from us;

•

to cure any ambiguity, to correct or supplement any provision of the indenture which may be inconsistent with any other provision of the indenture, or to make any other provisions with respect to matters or questions arising under the indenture, provided such action shall not adversely affect the interests of the holders of senior debt securities of any series in any material respect;

•	to continue its qualification under the Trust Indenture Act of 1939 or as may be necessary or desirable in accordance with amendments to that Act; or

•	for any other reason specified in the applicable prospectus supplement.

Concerning the Trustee

The Company may from time to time maintain lines of credit and have other customary banking relationships with each trustee and its affiliated banks.

Governing Law

The senior indenture, the senior debt securities and the guarantee will be governed by, and construed in accordance with, the law of the State of New York.

DESCRIPTION OF WARRANTS

The following description of warrants sets forth certain general terms and provisions of warrants. This summary does not contain all of the information that you may find useful. The particular terms of the warrants offered will be described in the prospectus supplement relating to those warrants. As used in this section only, “we”, “our” and “us” refers to IR Limited.

General

We may issue warrants to purchase our securities or rights (including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies or indices) or securities of other issuers or any combination of the foregoing. Warrants may be issued independently or together with any securities and may be attached to or separate from such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent we select.

You should review the applicable prospectus supplement for the specific terms of any warrants that may be offered, including:

•	the title of the warrants;

•	the aggregate number of the warrants;

•	the price or prices at which the warrants will be issued;

•	the currency or currencies, including composite currencies, in which the price of the warrants may be payable;

•

our securities or rights (including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies or indices) or securities of other issuers or any combination of the foregoing purchasable upon exercise of such warrants;

•	the price at which and the currency or currencies, including composite currencies, in which the securities purchasable upon exercise of the warrants may be purchased;

•	the date on which the right to exercise the warrants will commence and the date on which that right will expire;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security;

•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•	information with respect to book-entry procedures, if any;

•	if applicable, a discussion of certain United States federal income tax considerations; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

DESCRIPTION OF AUTHORIZED SHARE CAPITAL

The following description of our authorized share capital summarizes certain provisions of our memorandum of association, our amended and restated bye-laws, the rights agreement between us and The Bank of New York, as rights agent, and the Companies Act 1981 of Bermuda (the “Companies Act”). This description is not complete and is subject to and is qualified in its entirety by reference to each document and provision. A copy of our memorandum of association is filed as an exhibit to our Amendment No. 1 to the registration statement on Form S-4, File No. 333–71642, as filed with the Commission on October 30, 2001 and incorporated by reference in this prospectus. See “Where You Can Find More Information.” A copy of our bye-laws is filed as an exhibit to this registration statement. Under Bermuda law, shareholders are referred to as members, although we refer to them as shareholders in this description for ease of reference. As used in this section only, “we”, “our” and “us” refers to IR Limited.

General

Our authorized share capital is US$1,175,010,000, consisting of (1) 1,175,000,000 common shares, par value US$1.00 per share, which common shares consist of 600,000,000 Class A common shares and 575,000,000 Class B common shares, and (2) 10,000,000 preference shares, par value US$0.001 per share, which preference shares consist of 600,000 Series A preference shares and such other series of preference shares as may be designated from time to time with the respective rights and restrictions determined by our board of directors. At July 28, 2008, 370,531,827 Class A common shares were issued and outstanding (including 52,019,765 shares held by one of our subsidiaries) and 270,500,008 Class B common shares were issued and held by our subsidiaries. No preference shares are currently issued or outstanding. Pursuant to this prospectus, we may issue Class A common shares or preference shares.

Common Shares

Dividends. Subject to any rights and restrictions of any other class or series of preference shares, the board of directors, in its discretion, may from time to time declare dividends and other distributions on the issued Class A common shares and Class B common shares and authorize payment of such dividends and other distributions. Such dividends or other distributions may be in cash, shares of other companies or other property out of assets or funds legally available therefor.

If at any time a dividend or other distribution in cash, shares or other property is declared or paid on Class A common shares, a like dividend or other distribution in kind and amount shall also be declared and paid on Class B common shares.

Liquidation, Dissolution and Winding Up. Upon the liquidation, dissolution or winding up of our company, whether voluntary or involuntary, after full amounts that holders of any other issued shares ranking senior to the common shares as to distribution on liquidation, dissolution or winding up are entitled to receive have been paid or set aside for the payment thereof, the holders of our Class A common shares and our Class B common shares are entitled to receive, pro rata, any and all of our remaining assets available for distribution to the holders of common shares. The liquidator may deduct from the amount payable in respect of those common shares any liabilities the holder has to or with us. The assets received by the holders of our common shares in liquidation, dissolution or winding up may consist in whole or in part of property. That property is not required to be of the same kind for all shareholders.

Voting. Each holder of our Class A common shares will be entitled to one vote per Class A common share held, subject to any required preference share class votes, and directors will be elected in accordance with the procedures described below. The Class A common shares will vote together as one class with the holders of our Class B common shares and our preference shares on any matter for which holders of our Class B common shares are entitled to vote under the Companies Act and on any matter which the holders of preference shares are entitled to vote under the Companies Act or the applicable series of preference shares. Except as otherwise specifically provided in our bye-laws or in the Companies Act, any action to be taken by the shareholders at any general meeting at which a quorum is in attendance shall be decided by the affirmative vote of a majority of the votes cast at the general meeting. Two or more persons present in person and representing in person or by proxy a majority of the shares entitled to vote shall constitute a quorum at a general meeting of shareholders.

Generally, the holders of our Class B common shares will not be entitled to vote. However, under the Companies Act, each of our shares carries the right to vote in respect of an amalgamation or merger, whether or not it otherwise carries the right to vote. IR Limited and Ingersoll-Rand Company, a New Jersey corporation and a wholly-owned subsidiary of IR Limited, have entered into a voting agreement which provides that in those limited instances where our Class B common shares have the right to vote, Ingersoll-Rand Company or any of our other subsidiaries holding our Class B common shares shall vote (or abstain from voting) the shares in the same proportion as the holders of our Class A common shares.

Subject to the interested shareholder provisions described below in “Voting Requirements—Greater Voting Requirements,” shareholders holding a majority of the shares voting at a general meeting (including our Class B common shares voting as a class with our Class A common shares), and each class or series of shares present and voting at a general meeting, and entitled to vote as a class or series, is required to approve an amalgamation or merger.

Redemption, Repurchase and Conversion. Class A common shares will not be convertible into shares of any other class or series or be subject to redemption either by us or the holders of Class A common shares, provided, however, that subject to compliance with Bermuda law, we may repurchase shares for cancellation with the consent of the holder of such shares.

Class B common shares will be convertible by the holder thereof into Class A common shares on a one-for-one basis in the following circumstances:

•

to satisfy our obligations or any of our subsidiaries or affiliated companies to issue Class A common shares with regard to the issuance of shares under any of our share or deferred compensation plans or the share or deferred compensation plans of any of our subsidiaries or affiliated companies; or

•	as consideration for any acquisition of shares or assets of a third party. See “— Restrictions on Transfer.”

In addition, and subject to the Companies Act, holders of Class B common shares will have the right at any time following the issuance thereof upon notice to us to require us to purchase for cancellation any or all of the Class B common shares for cash at the per share fair market value of the Class A common shares as of the date of such notice. The purchased Class B common shares will then be cancelled by us. The fair market value per share of the Class A common shares, as of any date, means the average of the high and low sales prices of a share of the Class A common shares as reported on the New York Stock Exchange composite tape on the applicable date. If no sales of Class A common shares were made on the New York Stock Exchange on that date, the average of the high and low prices as reported on the composite tape for the most recent preceding day on which sales of the Class A common shares were made will be the fair market value. Payment will be made within 180 calendar days of the date of the notice and will include interest at the prime rate of JPMorgan Chase Bank or its successor from the date of the notice until the date of payment.

Restrictions on Transfer. Class A common shares are not subject to restrictions on transfer, other than as required to comply with applicable Bermuda law and U.S. and other securities laws.

Class B common shares may only be held by Ingersoll-Rand Company and other of our wholly-owned subsidiaries, and as such, may not be transferred out of the IR Limited consolidated group prior to being converted to Class A common shares as described above under “—Redemption, Repurchase and Conversion.”

Our bye-laws provide that in the event Class B common shares are transferred to any person or entity other than our wholly-owned, direct or indirect, subsidiary, the shares so transferred will convert automatically into Class A common shares on a one-for-one basis subject to adjustment for share divisions or other recapitalization events. Any transfer of Class A common shares following conversion from Class B common shares will only be made in accordance with the applicable securities laws and rules of the New York Stock Exchange, including those rules relating to required shareholder approvals.

Subject to the Companies Act, any shareholder may transfer any or all of the holder’s shares by an instrument of transfer in a usual common form or in another form which the board of directors or our agent may approve. The board of directors may also decline to register any transfer unless:

•

it is accompanied by a duly executed instrument of transfer and by the certificate in respect of the shares to which it relates, if a certificate has been issued by us in respect of the shares to be transferred, and by such other evidence as the board of directors may reasonably require to show the right of the transferor to make the transfer; and

•	all applicable consents, authorizations and permissions of any governmental body or agency in Bermuda have been obtained.

Preemptive Rights. Holders of our common shares shall have no preemptive or preferential rights to subscribe to or purchase any of our securities.

Compulsory Acquisition of Shares Held by Minority Holders. An acquiring party is generally able to compulsorily acquire the common shares of minority shareholders in one of the following ways:

•

By a procedure under Section 99 of the Companies Act known as a “scheme of arrangement.” A scheme of arrangement is a compromise or agreement made between us and our creditors or shareholders, which is made by obtaining (1) the consent for the arrangement of the holders of the Class A common shares and Class B common shares by a majority in number representing 75% in value of the shares voting at such meeting at which a quorum is present in person or by proxy and (2) the consent of the Bermuda Court. A scheme of arrangement is binding on all of our members or creditors.

•

By a procedure under Section 102 of the Companies Act for the compulsory acquisition of the shares of shareholders who dissent from a scheme or contract which involves the transfer of shares in us to another company. Where such a scheme or contract is approved by the holders of 90% in value of the shares to be transferred, the transferee company can, within 2 months of such approval, serve notice requiring those shareholders who dissent to transfer their shares to the transferee company. If no application is made by a dissenting shareholder to the Bermuda court within one month of receiving such notice, the dissenting shareholder is obliged to transfer his shares to the transferee on the terms of the scheme or contract. There are additional requirements which the transferee company has to satisfy in the event that it already holds more than 10% in value of the shares in us when proposing the scheme or contract.

•

By a procedure under Section 103 of the Companies Act, under which the holders of not less than 95% of the shares or a class of shares in us may give notice to the remaining shareholders or shareholders of the relevant class that they wish compulsorily to acquire their shares, on the terms set out in the notice. The shareholders receiving the notice can either accept it, or apply to the Bermuda court within one month of receiving such notice for the court to appraise the value of their shares. The shareholder who gave the notice to acquire has the option either to proceed to acquire the shares at the price fixed by the court, or to discontinue the purchase.

If the procedures under Section 99 of the Companies Act are followed correctly, the rights of the holders of the Class A common shares and Class B common shares could be compulsorily varied or modified. If the procedures under Sections 102 or 103 are followed correctly, holders of the Class A common shares and Class B common shares could be compelled to sell their shares under the terms of the scheme or contract proposed or at the fair value of such shares as determined by the Bermuda court.

Liability for Further Calls or Assessments; No Sinking Fund. Our outstanding Class A common shares are duly and validly issued, fully paid and non-assessable. Our common shares have no sinking fund provisions.

Transfer Agent. The registrar and transfer agent for the Class A common shares is The Bank of New York.

Listing. Our Class A common shares are listed on the New York Stock Exchange under the trading symbol “IR”.

Preference Shares

Our bye-laws provide for preference shares which may be issued, from time to time, in one or more series with certain rights and limitations as may be fixed by our board of directors. We have no present plan to issue any preference shares other than in accordance with our rights plan. However, our board of directors, without shareholder approval, may issue preference shares that could adversely affect the voting power of holders of the common shares. Issuance of preference shares could be utilized, under certain circumstances, in an attempt to prevent a takeover of us.

The following description sets forth certain general terms and provisions of the preference shares to which a prospectus supplement may relate. Certain terms of a series of the preference shares offered by a prospectus supplement will be described in such prospectus supplement. If so indicated in the prospectus supplement and if permitted by our memorandum of association and bye-laws, the terms of any such series may differ from the terms set forth below. The following description of the preference shares summarizes certain provisions of our bye-laws, and is subject to and qualified in its entirety by reference to our bye-laws, and the board of directors resolution designating the rights, which will be filed with the SEC promptly after any offering of such series of preference shares. The following description, together with any description of the terms of a series of preference shares set forth in the related prospectus supplement, summarizes all of the material terms of such series of preference shares.

General. The board of directors may from time to time authorize the issuance of preference shares in one or more series of preference shares, and in the resolution or resolutions providing for the issuance of such shares, the board of directors is expressly authorized to fix for each such series:

•

the distinctive designation of such series and the number of shares which shall constitute such series, which number may be increased (except as otherwise provided by the board or directors in creating such series) or decreased (but not below the number of shares thereof then in issue) from time to time by resolution of the board of directors;

•

the rate of dividends payable on shares of such series, whether or not and upon what conditions dividends on shares of such series shall be cumulative and, if cumulative, the date or dates from which dividends shall accumulate;

•

the terms, if any, on which shares of such series may be redeemed, including without limitation, the redemption price or prices for such series, which may consist of a redemption price or scale of redemption prices applicable only to redemption in connection with a sinking fund (which term as used herein shall include any fund or requirement for the periodic purchase or redemption of shares), and the same or a different redemption price or scale of redemption prices applicable to any other redemption;

•	the terms and amount of any sinking fund provided for the purchase or redemption of shares of such series;

•	the amount or amounts which shall be paid to the holders of shares of such series in case of liquidation, dissolution or winding up of us, whether voluntary or involuntary;

•

the terms, if any, upon which the holders of shares of such series may convert shares thereof into shares of any other class or classes or of any one or more series of the same class or of another class or classes;

•

the voting rights, full or limited, if any, of the shares of such series; and whether or not and under what conditions the shares of such series (alone or together with the shares of one or more other series having similar provisions) shall be entitled to vote separately as a single class, for the election of one or more of our additional directors in case of dividend arrearages or other specified events, or upon other matters;

•

whether or not the holders of shares of such series shall have any preemptive or preferential rights to subscribe to or purchase shares of any class or series, now or hereafter authorized, or any securities convertible into, or warrants or other evidences of optional rights to purchase or subscribe to, shares of any class or series, now or hereafter authorized;

•

whether or not the issuance of additional shares of such series, or of any shares of any other series, shall be subject to restrictions as to issuance, or as to the preferences, rights and qualifications of any such other series; and

•	such other rights, preferences and limitations as may be permitted to be fixed by our board of directors under the laws of Bermuda as in effect at the time of the creation of such series.

Subject to these bye-laws and except to the extent otherwise provided for in a series of preference shares in its designation, the preference shares, irrespective of series, shall be of equal rank and be identical in all respects. The board of directors is authorized to change the designations, rights, preferences and limitations of any series of preference shares theretofore established, no shares of which have been issued.

Dividends. The holders of preference shares shall be entitled to receive, when, as and if declared by the board of directors out of funds legally available for the payment of dividends, cumulative dividends in cash at the annual rate for each particular series theretofore fixed by the board of directors, payable in respect of each series on the date or dates which shall be fixed by the board of directors with respect to each particular series.

If at any time there are two or more series of preference shares outstanding, any dividend paid upon preference shares in an amount less than all dividends accrued and unpaid on all outstanding preference shares shall be paid ratably among all series of preference shares in proportion to the full amount of dividends accrued and unpaid on each such series.

So long as any preference share is outstanding, no dividend shall be paid or declared, nor any distribution made, on the common shares or any of our other shares ranking junior to the preference shares in the payment of dividends (other than a dividend payable in shares of junior rank), nor shall any shares of common shares or any other shares of junior rank be acquired for consideration by us or by any subsidiary except in exchange for shares of junior rank unless:

•	full dividends on the preference shares for all past dividend periods shall have been paid or shall have been declared and a sufficient sum set apart for the payment thereof; and

•	all of our obligations, if any, with respect to the redemption or purchase of shares of preference shares in accordance with the requirements of any sinking fund have been met.

Subject to the foregoing provisions, such dividends (payable in cash, shares or otherwise) as may be determined from time to time by the board of directors may be declared and paid on the common shares or any other shares of junior rank out of our remaining funds legally available for the payment of dividends; and the preference shares shall not be entitled to participate in any such dividends, whether payable in cash, shares or otherwise.

Redemption. If so provided by the board of directors, we may, at the option of the board of directors, or in accordance with the requirements of any sinking fund for the preference shares or any series thereof, redeem the whole or any part of the preference shares at any time outstanding, or the whole or any part of any series thereof, at such time or times and from time to time and at such redemption price or prices as may be fixed by the board of directors pursuant to the memorandum of association and bye-laws, together in each case with an amount equal to all unpaid dividends accrued thereon to the date fixed for such redemption, and otherwise upon the terms and conditions fixed by the board of directors for any such redemption; provided, however, that no optional redemption of less than all of the preference shares shall take place unless:

•	full dividends on the preference shares for all past dividend periods shall have been paid or declared and a sufficient sum set apart for the payment thereof; and

•	all of our obligations, if any, with respect to the redemption or purchase of preference shares in accordance with the requirements of any sinking fund have been met.

If at any time there are two or more series of preference shares outstanding, any amount expended in purchasing or redeeming shares of preference shares pursuant to the provisions of sinking funds therefore which is less than the amount then required to be so expended under all such funds shall be expended ratably among all series of preference shares in proportion to the full amount of expenditures of such funds then required in respect of each such series.

Voting Requirements

Majority Voting Requirements. Subject to the provisions described below under “—Greater Voting Requirements” and except as otherwise expressly provided in our memorandum of association, bye-laws, the Companies Act, or as may otherwise be required by law, action to be taken by the shareholders at any general meeting at which a quorum is in attendance shall be decided by the affirmative vote of a majority of the votes cast at the general meeting (including Class B common shares voting as a class with Class A common shares in those circumstances where the Class B common shares are entitled to vote). As a result, in the case of each of:

•	a plan of amalgamation, merger or consolidation;

•	a dissolution of us;

•	an amendment to the memorandum of association or our bye-laws (amendments to our bye-laws also require a resolution of our board of directors); and

•	a sale, lease, exchange or other disposition of all, or substantially all, of our assets,

any such action shall be approved upon receiving the affirmative vote of a majority of the votes cast by the holders of our shares entitled to vote therein, and, in addition, if any class or series is entitled to vote thereon as a class, the affirmative vote of a majority of the votes cast in each class vote. Such voting requirements shall be subject to such greater requirements as are provided in the Companies Act for specific amendments or as may be provided in the memorandum of association or bye-laws. IR Limited and Ingersoll-Rand Company have entered into a voting agreement which provides that in those limited circumstances where our Class B common shares have the right to vote, Ingersoll-Rand Company or any other of our subsidiaries holding our Class B common shares shall vote (or abstain from voting) the shares in same proportion as the holders of our Class A common shares. See “—Class A Common Shares—Voting.”

Greater Voting Requirements. As provided in our bye-laws, the affirmative vote of the holders of 80% of the shares then in issue of all classes of shares entitled to vote considered for purposes of this provision as one class, is required for us to engage in any “business combination” with any interested shareholder (generally, a 10% or greater shareholder), provided that the above vote requirement does not apply to:

•	any business combination with an interested shareholder that has been approved by the board of directors; or

•

any agreement for the amalgamation, merger or consolidation of any of our subsidiaries with us or with another of our subsidiaries if (1) the relevant bye-law provisions will not be changed or otherwise affected by or by virtue of the amalgamation, merger or consolidation and (2) the holders of greater than 50% of the voting power of us or the subsidiary, as appropriate, immediately prior to the amalgamation, merger or consolidation continue to hold greater than 50% of the voting power of the amalgamated company immediately following the amalgamation, merger or consolidation.

Our bye-laws provide that “business combination” means:

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any amalgamation, merger or consolidation of us or one of our subsidiaries with an interested shareholder or with any person that is, or would be after such amalgamation, merger or consolidation, an affiliate or associate of an interested shareholder;

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any transfer or other disposition to or with an interested shareholder or any affiliate or associate of an interested shareholder of all or any material part of the assets of us or one of our subsidiaries; and

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any issuance or transfer of our shares upon conversion of or in exchange for the securities or assets of any interested shareholder, or with any company that is, or would be after such merger or consolidation, an affiliate or associate of an interested shareholder.

Subject to the interested shareholder provisions described above, shareholders holding a majority of the shares voting at a general meeting (including Class B common shares voting as a class with Class A common shares), and each class or series of shares present and voting at a general meeting, and entitled to vote as a class or series, is required to approve an amalgamation or merger.

In addition, greater voting requirements also apply to certain interested director transactions. Under the Companies Act, except for certain limited circumstances, the consent of the holders of 90% of the shares then in issue of all classes of shares entitled to vote, is required for us to make a loan to or enter into any guarantee or provide security in respect of any loan made to any person who is a director (or certain related persons or companies) of our company (or of our holding company, if there is one). In addition, a director who has an interest in any material contract or proposed material contract (or in any person that is a party to the contract) with us or any of our subsidiaries and who fails to disclose the interest shall be deemed not to be acting honestly and in good faith.

Subject to the terms of any other class of shares in issue, any action required or permitted to be taken by the holders of our common shares must be taken at a duly called annual or special general meeting of shareholders unless taken by written consent of all holders of common shares required or permitted to take such action. Under our bye-laws, a special general meeting may be called by the chairman of the board of directors, the president, a majority of the board of directors, or upon the request of shareholders holding at least 10% of our shares as provided in the Companies Act. Our bye-laws provide that any matter to be voted upon at a meeting called by shareholders requires the affirmative vote of at least 66 2/3% of the shares entitled to vote.

Changes to Rights of a Class or Series. Any rights attached to any class or series of our shares, unless otherwise provided by the terms of that class or series, may be varied only with the consent in writing of the holders of 75% of that class or series or by a resolution passed at a separate general meeting of holders of the shares of that class or series. Each holder of shares of the class or series present will have one vote for each share of the class or series held to the extent such class or series has voting rights. Outstanding shares will not be deemed to be varied by the creation or issue of shares that rank in any respect prior to or equivalent with those shares.

Directors

Our bye-laws provide that the board of directors will consist of not less than three nor more than twenty persons, with the exact number in that range to be set from time to time by the board of directors. Accordingly, the board of directors, and not the shareholders, has the authority to determine the number of directors within the stated range and could delay any shareholder from obtaining majority representation on the board of directors by enlarging the board of directors and filling the new vacancies with its own nominees.

Directors are elected or appointed at the annual general meeting or at any special general meeting called for that purpose. Each director is elected by the affirmative vote of a majority of the votes cast with respect to such director at any meeting for the election of directors at which a quorum is present, provided that if the number of nominees exceeds the number of directors to be elected, the directors are elected by a plurality of votes cast. Directors hold office for a term determined by the shareholders or, in the absence of such determination, until the earliest of (i) the conclusion of the next annual general meeting, (ii) their successors are elected or appointed or (iii) their office is otherwise vacated in accordance with our bye-laws. Any vacancy on the board of directors within the minimum and maximum limitations may be filled by a majority of the remaining directors, provided that a quorum is present. Holders of Class A common shares are entitled to one vote per each such at all meetings at which directors are elected. Holders of Class B common shares are not entitled to vote for the election of directors.

Directors may be removed without cause upon the affirmative vote of the holders of at least 80% of the shares of IR Limited entitled to vote for the election of directors. Directors may be removed for cause upon the affirmative vote of the holders of at least 66 2/3% of the shares of IR Limited entitled to vote for the election of directors. Except as otherwise provided in our bye-laws, our shareholders may remove a director at any special general meeting provided that the notice of any such meeting convened for the purpose of removing a director contains a statement of the intention to do so and is served on such director not less than 14 days prior to the meeting, and that at the meeting the director is entitled to be heard on the motion for his or her removal. A vacancy on the board of directors created by the removal of a director at a special general meeting convened and held in accordance with our bye-laws may be filled by the shareholders at the meeting at which the director is removed and, in the absence of such election or appointment, the board of directors may fill the vacancy.

Shareholder Rights Plan

Our board of directors has adopted a shareholder rights plan.

Issuance of Rights. In connection with the reorganization of IR-Company in 2001, the shareholder rights plan provided for the issuance of one right (a “right”) to purchase one one-thousandth of a Series A preference share for a purchase price of $200 for each Class A common share in issue as of the effective time of the reorganization (the “record date”), subject to adjustment as described below. On August 3, 2005, our board of directors declared a two-for-one stock split effected on September 1, 2005 in the form of a stock distribution to shareholders. As a result of the stock split, each Class A common share subject to the shareholder rights plan became two Class A common shares and each related right became one-half right, such that immediately following the stock split, each Class A common share subject to the shareholder rights plan carried with it one-half right to purchase one one-thousandth of a Series A preference share.

Evidence of Rights. Under the shareholder rights plan, until the earlier to occur of (1) 10 days following a public announcement that a person or group of affiliated or associated persons (an “acquiring person”) has acquired beneficial ownership of 15% or more of the shares in issue of our Class A common shares or (2) 10 business days (or such later date as may be determined by action of our board of directors prior to such time as any person or group of affiliated persons becomes an acquiring person) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 15% or more of the shares in issue of our Class A common shares (the earlier of such dates being called the “distribution date”), the rights will be evidenced, with respect to any of our Class A common share certificates in issue as of the record date, by such Class A common share certificates together with a summary of the rights.

The shareholder rights plan provides that, until the distribution date (or earlier redemption or expiration of the rights), the rights will be transferred with and only with Class A common shares. Until the distribution date (or earlier redemption or expiration of the rights), new Class A common share certificates issued after the record date upon transfer or new issuances of Class A common shares will contain a notation incorporating the shareholder rights plan by reference. Until the distribution date (or earlier redemption or expiration of the rights), the surrender for transfer of any certificates for Class A common shares in issue as of the record date, even without such notation or a copy of the summary of rights, will also constitute the transfer of the rights associated with Class A common shares represented by such certificate. As soon as practicable following the distribution date, separate certificates evidencing the rights will be mailed to holders of record of the Class A common shares as of the close of business on the distribution date and such separate certificates alone will evidence the rights.

Duration of Rights. The rights are not exercisable until the distribution date. The rights will expire on December 22, 2008, unless this date is extended or unless the rights are earlier redeemed or exchanged by us, in each case as described below.

Adjustments. The purchase price payable, and the number of Series A preference shares or other securities or property issuable, upon exercise of the rights are subject to adjustment from time to time to prevent dilution (1) in the event of a share dividend on, or a subdivision, combination or reclassification of, the Series A preference shares, (2) upon the grant to holders of the Series A preference shares of certain rights or warrants to subscribe for or purchase Series A preference shares at a price, or securities convertible into Series A preference shares, with a conversion price less than the then-current market price of the Series A preference shares or (3) upon the distribution to holders of the Series A preference shares of evidences of indebtedness or assets (excluding regular periodic cash dividends or dividends payable in Series A preference shares) or of subscription rights or warrants (other than those referred to above).

The number of rights in issue is subject to adjustment in the event of a share division of our Class A common shares or a share dividend on our Class A common shares payable in our Class A common shares or subdivisions, consolidations or combinations of our Class A common shares occurring, in any such case, prior to the distribution date.

Series A Preference Shares. Series A preference shares purchasable upon exercise of the rights will not be redeemable. Each Series A preference share will be entitled, when, as and if declared, to a minimum preferential quarterly dividend payment of US$1.00 per share but will be entitled to an aggregate dividend of 1000 times the dividend declared per Class A common share. In the event of liquidation, the holders of the Series A preference shares will be entitled to a minimum preferential liquidation payment of US$100 per share (plus any accrued but unpaid dividends) and will be entitled to an aggregate payment of 1000 times the payment made per Class A common share. Each Series A preference share will have 1000 votes, voting together with Class A common shares. Finally, in the event of any amalgamation, merger, consolidation or other transaction in which our Class A common shares are converted or exchanged, each Series A preference share will be entitled to receive 1000 times the amount received per Class A common share. These rights are protected by customary antidilution provisions.

Because of the nature of the Series A preference shares’ dividend, liquidation and voting rights, the value of the one one-thousandth interest in a Series A preference share purchasable upon exercise of each right should approximate the value of one Class A common share.

Exercise of Rights. In the event that any person or group of affiliated or associated persons becomes an acquiring person, each holder of a right, other than rights beneficially owned by the acquiring person (which will thereupon become void), will thereafter have the right to receive upon exercise of a right at the then-current exercise price of the right, that number of Class A common shares having a market value of two times the exercise price of the right.

In the event that, after a person or group has become an acquiring person, we are acquired in an amalgamation, merger or other business combination transaction or 50% or more of our consolidated assets or earning power are sold, proper provision will be made so that each holder of a right (other than rights beneficially owned by an acquiring person which will have become void) will thereafter have the right to receive, upon the exercise thereof at the then-current exercise price of the right, that number of common shares of the person with whom we have engaged in the foregoing transaction (or its parent), which number of shares at the time of such transaction will have a market value of two times the exercise price of the right.

Exchange of Rights. At any time after any person or group becomes an acquiring person and prior to the acquisition by such person or group of 50% or more of the outstanding Class A common shares in issue or the occurrence of an event described in the prior paragraph, our board of directors may exchange the rights (other than rights owned by such person or group which will have become void), in whole or in part, at an exchange ratio of one Class A common share, or one one-thousandth of a Series A preference share (or of a share of a class or series of our preference shares having equivalent rights, preferences and privileges), per right (subject to adjustment).

No Fractional Shares. With certain exceptions, no adjustment in the purchase price will be required until cumulative adjustments require an adjustment of at least 1% in such purchase price. No fractional Series A preference shares will be issued (other than fractions which are integral multiples of one one-thousandth of a Series A preference share, which may, at our election, be evidenced by depositary receipts) and in lieu thereof, an adjustment in cash will be made based on the market price of the Series A preference shares on the last trading day prior to the date of exercise.

Redemption. At any time prior to the time an acquiring person becomes such, our board of directors may redeem the rights in whole, but not in part, at a price of US$.01 per right (the “redemption price”). The redemption of the rights may be made effective at such time, on such basis and with such conditions as the board of directors in its sole discretion may establish. Immediately upon any redemption of the rights, the right to exercise the rights will terminate and the only right of the holders of rights will be to receive the redemption price.

Amendment of Rights. The terms of the rights may be amended by our board of directors without the consent of the holders of the rights, including an amendment to lower the 15% threshold for an acquiring person described above to not less than the greater of (1) the sum of .001% and the largest percentage of the Class A common shares in issue then known to us to be beneficially owned by any person or group of affiliated or associated persons and (2) 10%, except that from and after such time as any person or group of affiliated or associated persons becomes an acquiring person no such amendment may adversely affect the interests of the holders of the rights.

No Rights as a Shareholder. Until a right is exercised, the holder thereof, as such, will have no rights as a shareholder of us including, without limitation, the right to vote or to receive dividends.

Certain Anti-Takeover Effects. The rights have certain anti-takeover effects. The rights will cause substantial dilution to a person or group that attempts to acquire us on terms not approved by our board of directors, except pursuant to an offer conditioned on a substantial number of rights being acquired. The rights should not interfere with any amalgamation, merger or other business combination approved by the board of directors since the rights may be redeemed by us at the redemption price prior to the time that a person or group has acquired beneficial ownership of 15% or more of the Class A common shares.

Bringing Business Before an Annual Meeting

Our bye-laws provide that at any annual general meeting, only such business shall be conducted as shall have been brought before the meeting by or at the direction of the board of directors, by any shareholder who complies with certain procedures set forth in the bye-laws or by any shareholder pursuant to the valid exercise of the power granted under the Companies Act. For business to be properly brought before an annual general meeting by a shareholder, the shareholder must have given timely notice thereof in proper written form to our secretary and satisfied all requirements under applicable rules promulgated by the Commission and by the New York Stock Exchange or any other exchange on which our securities are traded. To be timely for consideration at the annual general meeting, a shareholder’s notice must be received by the secretary at our principal executive offices not later than the date which is 90 days in advance of the anniversary of the immediately preceding annual general meeting or, if the date of the annual general meeting occurs more than 30 days before, or 60 days after, the anniversary of such immediately preceding annual general meeting, not later than the seventh day after the date on which notice of such annual general meeting is given.

DESCRIPTION OF DEPOSITARY SHARES

The following description of preference shares represented by depositary shares sets forth certain general terms and provisions of depositary agreements, depositary shares and depositary receipts. This summary does not contain all of the information that you may find useful. The particular terms of the depositary shares and related agreements and receipts will be described in the prospectus supplement relating to those depositary shares. For more information, you should review the form of deposit agreement and form of depositary receipts relating to each series of the preference shares, which will be filed with the SEC promptly after the offering of that series of preference shares. As used in this section only, “we”, “our” and “us” refers to IR Limited.

General

We may elect to have preference shares represented by depositary shares. The preference shares of any series underlying the depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company we select. The prospectus supplement relating to a series of depositary shares will set forth the name and address of this preference share depositary. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, proportionately, to all the rights, preferences and privileges of the preference share represented by such depositary share (including dividend, voting, redemption, conversion, exchange and liquidation rights).

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement, each of which will represent the applicable interest in a number of shares of a particular series of the preference shares described in the applicable prospectus supplement.

A holder of depositary shares will be entitled to receive the preference shares (but only in whole preference shares) underlying those depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the whole number of preference shares to be withdrawn, the depositary will deliver to that holder at the same time a new depositary receipt for the excess number of depositary shares.

Dividends and Other Distributions

The preference share depositary will distribute all cash dividends or other cash distributions in respect of the preference shares to the record holders of depositary receipts in proportion, insofar as possible, to the number of depositary shares owned by those holders.

If there is a distribution other than in cash in respect of the preference shares, the preference share depositary will distribute property received by it to the record holders of depositary receipts in proportion, insofar as possible, to the number of depositary shares owned by those holders, unless the preference share depositary determines that it is not feasible to make such a distribution. In that case, the preference share depositary may, with our approval, adopt any method that it deems equitable and practicable to effect the distribution, including a public or private sale of the property and distribution of the net proceeds from the sale to the holders.

The amount distributed in any of the above cases will be reduced by any amount we or the preference share depositary are required to withhold on account of taxes.

Conversion and Exchange

If any preference share underlying the depositary shares is subject to provisions relating to its conversion or exchange as set forth in an applicable prospectus supplement, each record holder of depositary shares will have the right or obligation to convert or exchange those depositary shares pursuant to those provisions.

Redemption of Depositary Shares

Whenever we redeem a preference share held by the preference share depositary, the preference share depositary will redeem as of the same redemption date a proportionate number of depositary shares representing the preference shares that were redeemed. The redemption price per depositary share will be equal to the aggregate redemption price payable with respect to the number of preference shares underlying the depositary shares. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or proportionately as we may determine.

After the date fixed for redemption, the depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary shares will cease, except the right to receive the redemption price.

Voting

Upon receipt of notice of any meeting at which the holders of any preference shares underlying the depositary shares are entitled to vote, the preference share depositary will mail the information contained in the notice to the record holders of the depositary receipts. Each record holder of the depositary receipts on the record date (which will be the same date as the record date for the preference shares) may then instruct the preference share depositary as to the exercise of the voting rights pertaining to the number of preference shares underlying that holder’s depositary shares. The preference share depositary will try to vote the number of preference shares underlying the depositary shares in accordance with the instructions, and we will agree to take all reasonable action which the preference share depositary deems necessary to enable the preference share depositary to do so. The preference share depositary will abstain from voting the preference shares to the extent that it does not receive specific written instructions from holders of depositary receipts representing the preference share.

Record Date

Whenever

•	any cash dividend or other cash distribution becomes payable, any distribution other than cash is made, or any rights, preferences or privileges are offered with respect to the preference shares; or

•

the preference share depositary receives notice of any meeting at which holders of preference shares are entitled to vote or of which holders of preference shares are entitled to notice, or of the mandatory conversion of or any election by us to call for the redemption of any preference share, the preference share depositary will in each instance fix a record date (which will be the same as the record date for the preferred shares) for the determination of the holders of depositary receipts:

•	who will be entitled to receive dividend, distribution, rights, preferences or privileges or the net proceeds of any sale; or

•

who will be entitled to give instructions for the exercise of voting rights at any such meeting or to receive notice of the meeting or the redemption or conversion, subject to the provisions of the deposit agreement.

Amendment and Termination of the Deposit Agreement

We and the preference share depositary may at any time agree to amend the form of depositary receipt and any provision of the deposit agreement. However, any amendment that materially and adversely alters the rights of holders of depositary shares will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The deposit agreement may be terminated by us or by the preference share depositary only if all outstanding shares have been redeemed or if a final distribution in respect of the underlying preference shares has been made to the holders of the depositary shares in connection with the liquidation, dissolution or winding up of us.

Charges of Preference Share Depositary

We will pay all charges of the preference share depositary including charges in connection with the initial deposit of the preference shares, the initial issuance of the depositary receipts, the distribution of information to the holders of depositary receipts with respect to matters on which the preference share is entitled to vote, withdrawals of the preference share by the holders of depositary receipts or redemption or conversion of the preference share, except for taxes (including transfer taxes, if any) and other governmental charges and any other charges expressly provided in the deposit agreement to be at the expense of holders of depositary receipts or persons depositing preference shares.

Miscellaneous

Neither we nor the preference share depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond our control in performing any obligations under the deposit agreement. The obligations of the preference share depositary under the deposit agreement are limited to performing its duties under the agreement without negligence or bad faith. Our obligations under the deposit agreement are limited to performing our duties in good faith. Neither we nor the preference share depositary is obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preference shares unless satisfactory indemnity is furnished. We and the preference share depositary may rely on advice of or information from counsel, accountants or other persons that they believe to be competent and on documents that they believe to be genuine.

The preference share depositary may resign at any time or be removed by us, effective upon the acceptance by its successor of its appointment. If we have not appointed a successor preference share depositary and the successor depositary has not accepted its appointment within 60 days after the preference share depositary delivered a resignation notice to us, the preference share depositary may terminate the deposit agreement. See “Amendment and Termination of the Deposit Agreement” above.

DESCRIPTION OF SHARE PURCHASE CONTRACTS AND SHARE PURCHASE UNITS

The following description of share purchase contracts and share purchase units sets forth certain general terms and provisions of share purchase contracts and share purchase units. This summary does not contain all of the information that you may find useful. The particular terms of the share purchase contracts, the share purchase units and, if applicable, the prepaid securities will be described in the prospectus supplement relating to those securities. For more information, you should review the share purchase contracts, the collateral arrangements and any depositary arrangements relating to such share purchase contracts or share purchase units and, if applicable, the prepaid securities and the document pursuant to which the prepaid securities will be issued, each of which will be filed with the SEC promptly after the offering of the securities. As used in this section only, “we”, “our” and “us” refers to IR Limited.

We may issue share purchase contracts representing contracts obligating holders to purchase from us and us to sell to the holders a specified number of common shares or preference shares at a future date or dates. The price per share of common share or preference share may be fixed at the time the share purchase contracts are issued or may be determined by reference to a specific formula set forth in the share purchase contracts.

The share purchase contracts may be issued separately or as a part of units, often known as share purchase units, consisting of a share purchase contract and either

•	senior debt securities; or

•	debt obligations of third parties, including U.S. Treasury securities,

securing the holder’s obligations to purchase the common shares or preference shares under the share purchase contracts. The share purchase contracts may require us to make periodic payments to the holders of the share purchase units or vice versa, and such payments may be unsecured or prefunded on some basis. The share purchase contracts may require holders to secure their obligations in a specified manner and in certain circumstances we may deliver newly issued prepaid share purchase contracts, often known as prepaid securities, upon release to a holder of any collateral securing each holder’s obligations under the original share purchase contract.

CERTAIN TAX CONSIDERATIONS

Bermuda Tax Considerations

Under current law, no income or withholding taxes are imposed in Bermuda upon the issue, transfer or sale, or payments made in respect of the debt securities, common shares, preference shares, depositary shares or warrants of a Bermuda exempted company to persons non-resident in Bermuda. We have received from the Minister of Finance of Bermuda under the Exempted Undertakings Tax Protection Act of 1966 an undertaking that, in the event of there being enacted in Bermuda any legislation imposing any tax computed on profits or income, including any dividend or capital gains withholding tax, or computed on any capital assets, gain or appreciation or any tax in the nature of an estate or inheritance tax or duty, the imposition of such tax shall not be applicable to us or any of our operations, nor to our common shares nor to our obligations until March 28, 2016. This undertaking does not, however, prevent the application of Bermuda taxes to persons ordinarily resident in Bermuda.

United States Federal Income Tax Considerations

The following is a summary of certain United States federal income tax consequences, as of the date of this document, of the ownership of our debt securities, common shares, preference shares, depositary shares or warrants by beneficial owners that purchase the debt securities, shares or warrants in connection with their initial issuance, and that hold the debt securities, shares or warrants as capital assets. Except where otherwise noted, this summary only addresses United States federal income tax consequences to holders that are “United States holders.” For purposes of this summary, you are a “United States holder” if you are, for United States federal income tax purposes:

•	an individual citizen or resident of the United States;

•

a corporation, or other entity taxable as a corporation for United States federal income tax purposes, created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to United States federal income taxation regardless of its source; or

•

a trust if it (1) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

For purposes of this summary, you are a “non-United States holder” if you are neither a United States holder nor a partnership (or other entity treated as a partnership for United States federal income tax purposes).

This summary is based on current law, which is subject to change, perhaps retroactively, is for general purposes only and should not be considered tax advice. This summary does not represent a detailed description of the United States federal income tax consequences to you in light of your particular circumstances and does not address the effects of any state, local or non-United States tax laws. In addition, it does not present a description of the United States federal income tax consequences applicable to you if you are subject to special treatment under the United States federal income tax laws, including if you are:

•	a dealer in securities or currencies;

•	a trader in securities if you elect to use a mark-to-market method of accounting for your securities holdings;

•	a financial institution;

•	an insurance company;

•	a tax-exempt organization;

•	a partnership or other pass-through entity for United States federal income tax purposes;

•	a person liable for alternative minimum tax;

•	a person holding debt securities, common shares, preference shares, depositary shares or warrants as part of a hedging, integrated or conversion transaction, constructive sale or straddle;

•	a person owning, actually or constructively, 10% or more of our voting shares or 10% or more of the voting shares of any of our non-United States subsidiaries;

•	a United States holder whose “functional currency” is not the United States dollar;

•	a United States expatriate;

•	a regulated investment company; or

•	a real estate investment trust.

We cannot assure you that a later change in law will not alter significantly the tax considerations that we describe in this summary. The discussion below assumes that all debt securities issued hereunder will be classified as debt for United States federal income tax purposes, and holders should note that in the event of an alternative characterization, the tax consequences would differ from those discussed below.

If a partnership holds our debt securities, common shares, preference shares, depositary shares or warrants, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our debt securities, common shares, preference shares, depositary shares or warrants, you should consult your tax advisor.

You should consult your own tax advisor concerning the particular United States federal income tax consequences to you of the ownership and disposition of debt securities, common shares, preference shares, depositary shares or warrants, as well as the consequences to you arising under the laws of any other taxing jurisdiction.

Consequences to United States Holders

Debt Securities

This summary is not intended to include all of the possible types of debt securities that we may issue under this prospectus, including, for example, short-term debt securities, floating rate debt securities, foreign currency debt securities, extendible, reset or renewable debt securities or securities providing for contingent payments. We will describe any additional United States federal income tax consequences resulting from a specific issuance of debt securities in the applicable prospectus supplement.

Payment of Interest

Except as provided below, interest on a debt security will generally be taxable to you as ordinary income at the time it is paid or accrued in accordance with your method of accounting for tax purposes. Such interest will generally be treated as foreign source income for foreign tax credit limitation purposes.

Original Issue Discount

If you own debt securities issued with original issue discount, which we refer to as “OID” (such debt securities, “original issue discount debt securities”), you will be subject to special tax accounting rules, as described in greater detail below. In that case, you should be aware that you generally must include OID in gross income in advance of the receipt of cash attributable to that income. However, you generally will not be required to include separately in income cash payments received on the debt securities, even if denominated as interest, to the extent those payments do not constitute qualified stated interest, as defined below. Notice will be given in the applicable prospectus supplement when we determine that a particular debt security will be an original issue discount debt security.

A debt security with an issue price that is less than its “stated redemption price at maturity” (the sum of all payments to be made on the debt security other than “qualified stated interest”) generally will be issued with OID if that difference is at least 0.25% of the stated redemption price at maturity multiplied by the number of complete years to maturity. The “issue price” of each debt security in a particular offering will be the first price at which a substantial amount of that particular offering is sold to the public. The term “qualified stated interest” means stated interest that is unconditionally payable in cash or in property, other than debt instruments of the issuer, and meets all of the following conditions:

•	it is payable at least once per year;

•	it is payable over the entire term of the debt security; and

•	it is payable at a single fixed rate or, subject to certain conditions, based on one or more interest indices.

We will give you notice in the applicable prospectus supplement when we determine that a particular debt security will bear interest that is not qualified stated interest.

If you own a debt security issued with de minimis OID, i.e., discount that is not OID because it is less than 0.25% of the stated redemption price at maturity multiplied by the number of complete years to maturity, you generally must include the de minimis OID in income at the time principal payments on the debt securities are made in proportion to the amount paid. Any amount of de minimis OID that you have included in income will be treated as capital gain.

Certain of the debt securities may contain provisions permitting them to be redeemed prior to their stated maturity at our option and/or your option. Original issue discount debt securities containing those features may be subject to rules that differ from the general rules discussed herein. If you are considering the purchase of original issue discount debt securities with those features, you should carefully examine the applicable prospectus supplement and should consult your own tax advisors with respect to those features since the tax consequences to you with respect to OID will depend, in part, on the particular terms and features of the debt securities.

If you own original issue discount debt securities with a maturity upon issuance of more than one year you generally must include OID in income in advance of the receipt of some or all of the related cash payments using the “constant yield method” described in the following paragraphs.

The amount of OID that you must include in income if you are the initial United States holder of an original issue discount debt security is the sum of the “daily portions” of OID with respect to the debt security for each day during the taxable year or portion of the taxable year in which you held that debt security (“accrued OID”). The daily portion is determined by allocating to each day in any “accrual period” a pro rata portion of the OID allocable to that accrual period. The “accrual period” for an original issue discount debt security may be of any length and may vary in length over the term of the debt security, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs on the first day or the final day of an accrual period. The amount of OID allocable to any accrual period other than the final accrual period is an amount equal to the excess, if any, of:

•

the debt security’s adjusted issue price at the beginning of the accrual period multiplied by its yield to maturity, determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period, over

•	the aggregate of all qualified stated interest allocable to the accrual period.

OID allocable to a final accrual period is the difference between the amount payable at maturity, other than a payment of qualified stated interest, and the adjusted issue price at the beginning of the final accrual period. The “adjusted issue price” of a debt security at the beginning of any accrual period is equal to its issue price increased by the accrued OID for each prior accrual period, determined without regard to the amortization of any acquisition or bond premium, as described below, and reduced by any payments previously made on the debt security other than payments of qualified stated interest. Under these rules, you will have to include in income increasingly greater amounts of OID in successive accrual periods. We are required to provide information returns stating the amount of OID accrued on debt securities held of record by holders other than corporations and other exempt holders.

You may elect to treat all interest on any debt security as OID and calculate the amount includible in gross income under the constant yield method described above. For purposes of this election, interest includes stated interest, acquisition discount, OID, de minimis OID, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium or acquisition premium. You must make this election for the taxable year in which you acquired the debt security, and you may not revoke the election without the consent of the Internal Revenue Service. You should consult with your own tax advisors about this election.

Market Discount

If you purchase a debt security for an amount that is less than its stated redemption price at maturity, or, in the case of an original issue discount debt security, its adjusted issue price, the amount of the difference will be treated as “market discount” for United States federal income tax purposes, unless that difference is less than a specified de minimis amount. Under the market discount rules, you will be required to treat any principal payment on, or any gain on the sale, exchange, retirement or other disposition of, a debt security as ordinary income to the extent of the market discount that you have not previously included in income and are treated as having accrued on the debt security at the time of its payment or disposition. In addition, you may be required to defer, until the maturity of the debt security or its earlier disposition in a taxable transaction, the deduction of all or a portion of the interest expense on any indebtedness attributable to the debt security.

Any market discount will be considered to accrue ratably during the period from the date of acquisition to the maturity date of the debt security, unless you elect to accrue on a constant interest method. Your election to accrue market discount on a constant interest method is to be made for the taxable year in which you acquired the debt security, applies only to that debt security and may not be revoked. You may elect to include market discount in income currently as it accrues, on either a ratable or constant interest method, in which case the rule described above regarding deferral of interest deductions will not apply. Your election to include market discount in income currently, once made, applies to all market discount obligations acquired by you on or after the first taxable year to which your election applies and may not be revoked without the consent of the Internal Revenue Service. You should consult your own tax advisor before making either election described in this paragraph.

Acquisition Premium; Amortizable Bond Premium

If you purchase an original issue discount debt security for an amount that is greater than its adjusted issue price but equal to or less than the sum of all amounts payable on the debt security after the purchase date other than payments of qualified stated interest, you will be considered to have purchased that debt security at an “acquisition premium.” Under the acquisition premium rules, the amount of OID that you must include in gross income with respect to the debt security for any taxable year will be reduced by the portion of the acquisition premium properly allocable to that year.

If you purchase a debt security, including an original issue discount debt security, for an amount in excess of the sum of all amounts payable on the debt security after the purchase date other than qualified stated interest, you will be considered to have purchased the debt security at a “premium” and, if it is an original issue discount debt security, you will not be required to include any OID in income. You generally may elect to amortize the premium over the remaining term of the debt security on a constant yield method as an offset to interest when includible in income under your regular accounting method. If you do not elect to amortize bond premium, that premium will decrease the gain or increase the loss you would otherwise recognize on disposition of the debt security. Your election to amortize premium on a constant yield method will also apply to all debt obligations held or subsequently acquired by you on or after the first day of the first taxable year to which the election applies. You may not revoke the election without the consent of the Internal Revenue Service. You should consult your own tax advisor before making this election.

Sale, Exchange and Retirement of Debt Securities

Your tax basis in a debt security will, in general, be your cost for that debt security, increased by OID or market discount that you previously included in income, and reduced by any amortized premium and any cash payments on the debt security other than qualified stated interest. Upon the sale, exchange, retirement or other disposition of a debt security, you will recognize gain or loss equal to the difference between the amount you realize upon the sale, exchange, retirement or other disposition (less an amount equal to any accrued qualified stated interest, which will be treated as a payment of interest for federal income tax purposes), and the adjusted tax basis of the debt security. Except as described above with respect to market discount or with respect to contingent payment debt instruments, short-term debt securities or foreign currency debt securities, which this summary does not generally discuss, that gain or loss will be capital gain or loss. That gain or loss will generally be treated as United States source gain or loss for foreign tax credit limitation purposes. Capital gains of individuals derived in respect of capital assets held for more than one year are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Information Reporting and Backup Withholding

In general, information reporting will apply to certain payments of principal, interest, OID and premium paid on debt securities and to the proceeds of sale of a debt security paid to you (unless you are an exempt recipient such as a corporation). A backup withholding tax may apply to such payments if you fail to provide a taxpayer identification number, a certification of exempt status, or fail to report in full dividend and interest income.

Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your United States federal income tax liability, provided you furnish the required information to the Internal Revenue Service.

Common Shares, Preference Shares and Depositary Shares

The consequences of the purchase, ownership or disposition of our shares depend on a number of factors including:

•	the term of the shares;

•	any put or call or redemption provisions with respect to the shares;

•	any conversion or exchange features with respect to the shares; and

•	the price at which the shares are sold.

You should carefully examine the applicable prospectus supplement regarding the material federal income tax consequences, if any, of the holding and disposition of shares with such terms.

In general, for United States federal income tax purposes, United States holders of depositary shares will be treated as the owners of the underlying preference shares that are represented by such depositary shares. Deposits or withdrawals of preference shares by United States holders for depositary shares will not be subject to United States federal income tax.

Taxation of Dividends

The gross amount of distributions you receive on your common shares, preference shares or depositary shares, will generally be treated as dividend income to you if the distributions are made from our current and accumulated earnings and profits, calculated according to United States federal income tax principles. Such income will be includible in your gross income as ordinary income on the day you receive it. You will not be entitled to claim a dividends received deduction with respect to distributions you receive from us.

With respect to non-corporate United States investors, certain dividends received in taxable years beginning before January 1, 2011 from a qualified foreign corporation may be subject to reduced rates of taxation. A foreign corporation is treated as a qualified foreign corporation with respect to dividends paid by that corporation on shares that are readily tradable on an established securities market in the United States. United States Treasury Department guidance indicates that our common shares, which are listed on the NYSE, are readily tradable on an established securities market in the United States. There can be no assurance, however, that our preference shares or depositary shares will be considered readily tradable on an established securities market in the United States. Moreover, non-corporate holders that do not meet a minimum holding period requirement during which they are not protected from the risk of loss or that elect to treat the dividend income as “investment income” pursuant to Section 163(d)(4) of the Internal Revenue Code of 1986, as amended (the “Code”), will not be eligible for the reduced rates of taxation regardless of our status as a qualified foreign corporation. In addition, the reduced rate will not apply to dividends if the recipient of a dividend is obligated to make related payments with respect to positions in substantially similar or related property. This disallowance applies even if the minimum holding period has been met.

To the extent that the amount of any distribution exceeds our current and accumulated earnings and profits for a taxable year, the distribution will first be treated as a tax-free return of capital, causing a reduction in your adjusted basis in the common shares, preference shares or depositary shares, thereby increasing the amount of gain, or decreasing the amount of loss, you will recognize on a subsequent disposition of the shares, and the balance in excess of adjusted basis will be taxed as capital gain recognized on a sale or exchange.

If, for United States federal income tax purposes, we are classified as a “United States-owned foreign corporation,” distributions made to you with respect to your common shares, preference shares or depositary shares that are taxable as dividends generally will be treated for United States foreign tax credit purposes as (1) foreign source “passive category income” and (2) United States source income, in proportion to our earnings and profits in the year of such distribution allocable to foreign and United States sources, respectively. For this purpose, we will be treated as a United States-owned foreign corporation so long as shares representing 50% or more of the voting power or value of our shares are owned, directly or indirectly, by United States persons and it is our belief that as of the date of this prospectus, United States persons own 50% or more of the voting power and value of our Class A common shares. Thus, it is anticipated that only a portion of the dividends received by a United States holder will be treated as foreign source income for purposes of calculating such holder’s foreign tax credit limitation.

Preference Shares Redemption Premium

Under Section 305(c) of the Internal Revenue Code and the applicable regulations thereunder, if in certain circumstances the redemption price of the preference shares exceeds its issue price by more than a de minimis amount, the difference—which we refer to as “redemption premium”—will be taxable as a constructive distribution to you over time of additional preference shares. These constructive distributions would be treated first as a dividend to the extent of our current and accumulated earnings and profits and otherwise would be subject to the treatment described above for dividends not paid out of current and accumulated earnings and profits. If the preference shares provide for optional rights of redemption by us at prices in excess of the issue price, you could be required to recognize such excess if, based on all of the facts and circumstances, the optional redemptions are more likely than not to occur. Applicable regulations provide a “safe harbor” under which a right to redeem will not be treated as more likely than not to occur if (1) you are not related to us within the meaning of the regulations; (2) there are no plans, arrangements, or agreements that effectively require or are intended to compel us to redeem the shares and (3) exercise of the right to redeem would not reduce the yield of the shares, as determined under the regulations. Regardless of whether the optional redemptions are more likely than not to occur, constructive dividend treatment will not result if the redemption premium does not exceed a de minimis amount or is in the nature of a penalty for premature redemption. You should also consult the applicable prospectus supplement for information regarding any additional consequences under Section 305(c) in light of the particular terms of an issuance of preference shares.

Disposition of the Common Shares, Preference Shares or Depositary Shares

Subject to the redemption rules discussed below, when you sell or otherwise dispose of your common shares, preference shares or depositary shares you will recognize capital gain or loss in an amount equal to the difference between the amount you realize for the shares and your adjusted tax basis in them. In general, your adjusted tax basis in the common shares will be your cost of obtaining the shares reduced by any previous distributions that are not characterized as dividends. In general, your adjusted tax basis in the preference shares or depositary shares will be your cost of obtaining those shares increased by any redemption premium previously included in income by you and reduced by any previous distributions that are not characterized as dividends. For foreign tax credit limitation purposes, such gain or loss will generally be treated as United States source gain or loss. If you are an individual, and the shares being sold or otherwise disposed of are capital assets that you have held for more than one year, your gain recognized will be eligible for reduced rates or taxation. Your ability to deduct capital losses is subject to limitations. A redemption of our common shares, preference shares or depositary shares by us may be treated, depending upon the circumstances, as a sale or a dividend. You should consult your tax advisor regarding the application of these rules to your particular circumstances.

Passive Foreign Investment Company

We do not believe that we are, for United States federal tax purposes, a passive foreign investment company (a “PFIC”), and expect to continue our operations in such a manner that we will not become a PFIC. If, however, we are or we become a PFIC, you could be subject to additional federal income taxes on gain recognized with respect to the common shares, preference shares or depositary shares and on certain distributions, plus an interest charge on certain taxes treated as having been deferred by you under the PFIC rules.

You should consult your own tax advisors concerning the United States federal income tax consequences of holding our common shares, preference shares, depositary shares or warrants if we are considered a passive foreign investment company in any taxable year, including the advisability and availability of making certain elections that may alleviate the tax consequences referred to above.

Information Reporting and Backup Withholding

In general, unless you are an exempt recipient such as a corporation, information reporting will apply to dividends in respect of the common shares, preference shares or depositary shares or the proceeds received on the sale, exchange, or redemption of those common shares, preference shares, depositary shares or warrants paid to you within the United States and, in some cases, outside of the United States. Additionally, if you fail to provide your taxpayer identification number, or fail either to report in full dividend and interest income or to make certain certifications, you may be subject to backup withholding with respect to such payments. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your United States federal income tax liability, provided you furnish the required information to the Internal Revenue Service.

Warrants

You will generally not recognize any gain or loss upon the exercise of warrants to purchase our common shares or preference shares except with respect to cash received in lieu of a fractional share of common shares or preference shares. You will have an initial tax basis in the common shares or preference shares received on exercise of the warrants equal to the sum of your tax basis in the warrants and the aggregate cash exercise price paid in respect of such exercise less any basis attributable to the receipt of fractional shares. Your holding period in the common shares or preference shares received on exercise of the warrants will commence on the date the warrants are exercised.

If a warrant expires without being exercised, you will recognize a capital loss in an amount equal to your tax basis in the warrant. Such loss will be a long-term capital loss if the warrant has been held for more than one year. Upon the sale or exchange of a warrant, you will generally recognize a capital gain or loss equal to the difference, if any, between the amount realized on such sale or exchange and your tax basis in such warrant. Any capital gain or loss you recognize in connection with the lapse, sale or exchange of a warrant will generally be treated as United States source gain or loss for foreign tax credit limitation purposes. Capital gains of individuals derived in respect of capital assets held for more than one year are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Under Section 305 of the Code, you may be deemed to have received a constructive distribution from us, which may result in the inclusion of ordinary dividend income, in the event of certain adjustments, or the failure to make certain adjustments, to the number of common shares or preference shares to be issued upon exercise of a warrant.

If a decision is made to issue warrants exercisable into securities other than our common shares or preference shares, we will discuss the relevant income tax consequences in the applicable prospectus supplement.

Share Purchase Contracts and Share Purchase Units

If a decision is made to issue share purchase contracts or share purchase units, we will discuss the relevant income tax consequences in the applicable prospectus supplement.

Consequences to Non-United States Holders

The following is a summary of certain United States federal income tax consequences that will apply to you if you are a non-United States holder of our debt securities, common shares, preference shares, depositary shares or warrants.

United States Federal Income Tax

Under current United States federal income tax law, interest payments or dividends received by a non-United States holder generally will be exempt from United States federal income tax. However, to receive this exemption you may be required to satisfy certain certification requirements to establish that you are a non-United States holder. You may still be subject to United States federal income tax on interest payments or dividends you receive if you are engaged in a trade or business in the United States and interest, including OID, on the debt securities or dividends on common shares, preference shares or depositary shares, in each case, are effectively connected with the conduct of that trade or business (and, if required by an applicable income tax treaty, are attributable to a United States permanent establishment).

In addition, if you are a foreign corporation, you may be subject to a branch profits tax equal to 30% (or lower applicable treaty rate) of your effectively connected earnings and profits for the taxable year, subject to adjustments.

You will generally not be subject to United States federal income tax on the disposition of debt securities or common shares, preference shares, depositary shares or warrants unless:

•

the gain is effectively connected with your conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment); or

•	you are an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met.

Information Reporting and Backup Withholding

In general, information reporting and backup withholding will not apply to payments of interest or dividends that we make to you although you may have to comply with certain certification requirements to establish that you are not a United States person.

Payment of the proceeds from the disposition of debt securities, common shares, preference shares, depositary shares or warrants effected at a United States office of a broker generally will not be subject to information reporting or backup withholding if the payor or broker does not have actual knowledge or reason to know that you are a United States person and you comply with certain certification requirements to establish that you are not a United States person.

Payment of the proceeds from the disposition of debt securities, common shares, preference shares, depositary shares or warrants effected at foreign office of a broker generally will not be subject to information reporting or backup withholding provided that such broker is not for United States federal income tax purposes (1) a United States person, (2) a controlled foreign corporation, (3) a foreign person that derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States, or (4) a foreign partnership in which one or more United States persons, in the aggregate, own more than 50% of the income or capital interests in the partnership or which is engaged in a trade or business in the United States. If you receive payments of such amounts outside the United States from a foreign office of a broker described in the preceding sentence, the payment will not be subject to backup withholding tax, but will be subject to information reporting requirements unless (1) you are the beneficial owner and the broker has documentary evidence in its records that the you are not a United States person and certain other conditions are met or (2) you otherwise establish an exemption, and provided that the broker does not have actual knowledge or reason to know that you are a United States person.

Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your United States federal income tax liability provided the required information is furnished to the Internal Revenue Service.

The foregoing discussion is intended only as a summary and does not purport to be a complete analysis or listing of all potential tax effects relevant to a decision whether to invest in our debt securities, common shares, preference shares, depositary shares or warrants. Potential investors are urged to consult their tax advisors concerning the United States federal, state and local, Bermuda, and other non-United States tax consequences of such investment to them. If a decision is made to issue share purchase contracts or share purchase units, we will discuss the relevant income tax consequences in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

We may sell the securities offered in this prospectus in any of, or any combination of, the following ways:

•	directly to purchasers;

•	through agents;

•	through underwriters; and

•	through dealers.

We or any of our agents may directly solicit offers to purchase these securities. The applicable prospectus supplement will name any agent, who may be deemed to be an underwriter as that term is defined in the Securities Act of 1933, as amended (the “Securities Act”), involved in the offer or sale of the securities in respect of which this prospectus is delivered, and will set forth any commissions payable by us to that agent. Unless otherwise indicated in the prospectus supplement, any such agency will be acting in a best efforts basis for the period of its appointment (ordinarily five business days or less). Agents, dealers and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

If we utilize an underwriter or underwriters in the sale, we will execute an underwriting agreement with such underwriters at the time of sale to them and will set forth in the applicable prospectus supplement the names of the underwriters and the terms of the transaction. The underwriters will use the prospectus supplement to make releases of the securities in respect of which this prospectus is delivered to the public.

If we utilize a dealer in the sale of the securities in respect of which this prospectus is delivered, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. The prospectus supplement will set forth the name of the dealer and the terms of the transaction.

Agents, underwriters, and dealers may be entitled under the relevant agreements to indemnification by us against certain liabilities, including liabilities under the Securities Act.

The applicable prospectus supplement will set forth the place and time of delivery for the securities in respect of which this prospectus is delivered.

LEGAL MATTERS

Certain U.S. legal matters in connection with the securities will be passed upon by Patricia Nachtigal, Esq., our Senior Vice President and General Counsel. If the securities are being distributed through underwriters or agents, the validity of the securities will be passed upon for the underwriters or agents by counsel identified in the related prospectus supplement.

The validity of the securities issued by IR Limited and IR Global under this prospectus and particular matters concerning the laws of Bermuda will be passed upon by Conyers Dill & Pearman, Bermuda.

EXPERTS

The financial statements and financial statement schedule and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Current Report on Form 8-K dated June 11, 2008 of Ingersoll-Rand Company Limited have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of Trane Inc. as of December 31, 2007 and 2006 and for each of the three years in the period ended December 31, 2007, included in Ingersoll-Rand Company Limited’s Current Report on Form 8-K/A, filed with the Securities and Exchange Commission, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon included therein, and incorporated herein by reference. Such financial statements are incorporated herein in reliance upon the report of Ernst & Young LLP pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

Estimates of IR Limited’s total liability for pending and unasserted future asbestos-related claims, incorporated by reference in this prospectus, were based upon reports prepared by Analysis, Research & Planning Corporation, in the case of IR Limited prior to its acquisition of Trane, and Hamilton, Rabinovitz & Associates, Inc., in the case of Trane prior to its acquisition by IR Limited. We have included and incorporated these estimates in reliance on the authority of each firm as an expert in such matters.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this report, other than purely historical information, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act and Section 21E of the Exchange Act. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “forecast,” “outlook,” “intend,” “strategy,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” or the negative thereof or variations thereon or similar terminology generally intended to identify forward-looking statements.

Forward-looking statements may relate to such matters as projections of revenue, margins, expenses, tax provisions, earnings, cash flows, benefit obligations, share repurchases or other financial items; any statements of the plans, strategies and objectives of management for future operations, including those relating to our recent acquisition of Trane Inc.; any statements concerning expected development, performance or market share relating to our products; any statements regarding future economic conditions or performance; any statements regarding pending investigations, claims or disputes, including those relating to the Internal Revenue Service audit of our consolidated subsidiaries’ tax filings in 2001 and 2002; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. These statements are based on currently available information and our current assumptions, expectations and projections about future events. While we believe that our assumptions, expectations and projections are reasonable in view of the currently available information, you are cautioned not to place undue reliance on our forward-looking statements. These statements are not guarantees of future performance. They are subject to future events, risks and uncertainties — many of which are beyond our control — as well as potentially inaccurate assumptions, that could cause actual results to differ materially from our expectations and projections. Some of the material risks and uncertainties that could cause actual results to differ materially from our expectations and projections are described in Item 1A. “Risk Factors,” incorporated by reference to our 2007 Form 10-K and our quarterly report on Form 10-Q for the fiscal quarter ended June 30, 2008. You should read that information in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Item 7 of our 2007 Form 10-K and Item 2 of our quarterly report on Form 10-Q for the fiscal quarter ended June 30, 2008 and our Consolidated Financial Statements and related notes in Item 8 of our 2007 Form 10-K and in our subsequent quarterly filings on Form 10-Q. We note such information for investors as permitted by the Private Securities Litigation Reform Act of 1995. There also may be other factors that have not been anticipated or that are not described in this prospectus or in the documents incorporated by reference herein, generally because we do not perceive them to be material, but that could cause results to differ materially from our expectations.

Forward-looking statements speak only as of the date they are made, and we do not undertake to update these forward-looking statements. You are advised, however, to review any further disclosures we make on related subjects in our periodic filings with the SEC.

SERVICE OF PROCESS AND ENFORCEMENT OF LIABILITIES

IR Limited and IR Global are Bermuda companies. Therefore, investors may have difficulty effecting service of process within the United States upon IR Limited and IR Global, or recovering against either company on judgments of U.S. courts, including judgments based upon the civil liability provisions of the U.S. Federal securities laws. IR Limited and IR Global have been advised by their Bermuda counsel, Conyers Dill & Pearman, that a judgment for the payment of money rendered by a court in the U.S. based on civil liability would not be automatically enforceable in Bermuda. IR Limited and IR Global have also been advised by Conyers Dill & Pearman that with respect to a final and conclusive judgment obtained in a court of competent jurisdiction in the U.S. under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty), a Bermuda court would be expected to enforce a judgment based thereon, provided that (a) such courts had proper jurisdiction over the parties subject to such judgment, (b) such courts did not contravene the rules of natural justice of Bermuda, (c) such judgment was not obtained by fraud, (d) the enforcement of the judgment would not be contrary to the public policy of Bermuda, (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of Bermuda and (f) there is due compliance with the correct procedures under the laws of Bermuda.

As a result, it may be difficult for a securityholder to effect service of process within the U.S. or to enforce judgments obtained against either IR Limited or IR Global in U.S. courts. Each of IR Limited and IR Global has agreed that it may be served with process with respect to actions based on offers and sales of securities made in the United States and other violations of U.S. securities laws by having Ingersoll-Rand Company, a New Jersey corporation and wholly-owned subsidiary of IR Limited, be its U.S. agent appointed for that purpose. Ingersoll-Rand Company is located at 155 Chestnut Ridge Road, Montvale, New Jersey 07645. A judgment obtained against either IR Limited or IR Global in a U.S. court would be enforceable in the United States but could be executed upon only to the extent the company has assets in the United States. A Bermuda court may impose civil liability on IR Limited or IR Global, or their respective directors or officers, in a suit brought in the Supreme Court of Bermuda against IR Limited or IR Global or such persons with respect to a violation of U.S. federal securities laws, provided that the facts surrounding such violation would constitute or give rise to a cause of action under Bermuda law.

Ingersoll-Rand Company Limited

Ingersoll-Rand Global Holding Company Limited

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	Other Expenses of Issuance and Distribution

The expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions, are as follows:

SEC registration fee	*

Printing and engraving expenses	*

Accounting fees and expenses	*

Legal fees and expenses	*

Blue Sky fees and expenses	*

Trustee’s expenses	*

Fees of rating agencies	*

Miscellaneous	*

Total	*

*	These fees are calculated based on the number of issuances and amount of securities offered and accordingly cannot be estimated at this time.

ITEM 15.	Indemnification of Directors and Officers

IR Limited

Under the bye-laws of IR Limited, the liability of officers and directors to IR Limited is eliminated to the fullest extent permitted by Bermuda law.

To the fullest extent permitted by Bermuda law, the IR Limited bye-laws require it to indemnify any director or officer who is, was or is threatened to be made a party to any proceeding because he or she was or is a director or officer of IR Limited, or because he or she is or was serving IR Limited or any other legal entity in any capacity at the request of IR Limited, against any liability, including reasonable expenses and legal fees, incurred in the proceeding. Under the IR Limited bye-laws, “proceeding” is broadly defined to include any threatened, pending or completed action, suit, claim or proceeding, whether civil, criminal, administrative, arbitrative or investigative, any appeal in such an action, suit, claim or proceeding, and any inquiry or investigation that could lead to such an action, suit, claim or proceeding. The IR Limited bye-laws also provide that it may, but is not obligated to, indemnify its other employees or agents. The indemnification provisions also require IR Limited to pay reasonable expenses incurred by a director or officer of IR Limited in a proceeding in advance of the final disposition of any such proceeding, provided that the indemnified person undertakes to repay IR Limited if it is ultimately determined that such person was not entitled to indemnification.

We have a liability insurance policy in effect that covers certain claims against any of our officers or directors by reason of certain breaches of duty, neglect, errors or omissions committed by such person in his or her capacity as an officer or director. This liability insurance policy also covers the officers and directors of IR Global.

IR Global

Section 30 of the bye-laws of IR Global provides that the directors, secretary and other officers of IR Global (including any person appointed to any committee of the board of directors of IR Global) and any liquidator or trustee of IR Global, covering the time that such person acted in relation to any affairs of the company, and such person’s heirs, executors and administrators, shall be indemnified and secured harmless out of the assets of IR

Global from and against all actions, costs, charges, losses, damages and expenses which any of them shall or may incur or sustain by or by reason of any act done, concurred in or omitted in or about the execution of their duty, or supposed duty, or in their respective offices or trusts, and no such person shall be answerable for the acts, receipts, neglects or defaults of any other such person or for joining in any receipts for the sake of conformity, or for any bankers or other persons with whom any moneys or effects belonging to IR Global shall or may be lodged or deposited for safe custody, or for insufficiency or deficiency or any security upon which any moneys of or belonging to IR Global shall be placed out on or invested, or for any other loss, misfortune or damage which may happen in the execution of such person’s office or trust, provided that the indemnity does not extend to any matter in respect of such person involving any fraud or dishonesty.

ITEM 16.	Exhibits

The exhibits listed below in the “Exhibit Index” are part of this registration statement and are numbered in accordance with Item 601 of Regulation S-K.

ITEM 17.	Undertakings

The undersigned registrants hereby undertake:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering price range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrants pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	Each prospectus filed by the registrants pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or

(x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	(a) That, for the purpose of determining liability of the registrants under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrants undertake that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, each of the undersigned registrants offering securities will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by the undersigned registrants;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or their securities provided by or on behalf of the undersigned registrants; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.

(b) The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act, each filing of IR Limited’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The undersigned registrants hereby undertake to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the appropriate registrants will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question as to whether such indemnification is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, Ingersoll-Rand Company Limited certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Montvale, State of New Jersey, on the 12th day of August, 2008.

INGERSOLL-RAND COMPANY LIMITED

By:	/S/ HERBERT L. HENKEL
(Herbert L. Henkel) Chairman, President, Chief Executive Officer and Director

POWER OF ATTORNEY

Each person whose signature appears below hereby appoints Herbert L. Henkel, Steven R. Shawley and Patricia Nachtigal, and each of them singly, such person’s true and lawful attorneys, with full power to them and each of them to sign, for such person and in such person’s name and capacity indicated below, any and all amendments to this registration statement (including post-effective amendments), and any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, in connection with the registration under the Securities Act of 1933, of securities of the registrant, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, and hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue of this power of attorney.

* * * * * *

Pursuant to the requirements of the Securities Act of 1933, this registration statement and power of attorney have been signed below by the following persons in the capacities indicated on the 12th day of August, 2008.

Signature	Title

/S/ HERBERT L. HENKEL Herbert L. Henkel	Chairman, President, Chief Executive Officer and Director (Principal Executive Officer)

/S/ STEVEN R. SHAWLEY Steven R. Shawley	Senior Vice President and Chief Financial Officer (Principal Financial Officer)

/S/ RICHARD W. RANDALL Richard W. Randall	Vice President and Controller (Principal Accounting Officer)

/S/ ANN C. BERZIN Ann C. Berzin	Director

/S/ JARED L. COHON Jared L. Cohon	Director

/S/ GARY D. FORSEE Gary D. Forsee	Director

Signature	Title

/S/ PETER C. GODSOE Peter C. Godsoe	Director

/S/ EDWARD E. HAGENLOCKER Edward E. Hagenlocker	Director

/S/ CONSTANCE J. HORNER Constance J. Horner	Director

/S/ H. WILLIAM LICHTENBERGER H. William Lichtenberger	Director

/S/ THEODORE E. MARTIN Theodore E. Martin	Director

/S/ PATRICIA NACHTIGAL Patricia Nachtigal	Director

/S/ ORIN R. SMITH Orin R. Smith	Director

/S/ RICHARD J. SWIFT Richard J. Swift	Director

/S/ TONY L. WHITE Tony L. White	Director

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, Ingersoll-Rand Global Holding Company Limited certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Montvale, State of New Jersey, on the 12th day of August, 2008.

INGERSOLL-RAND GLOBAL HOLDING COMPANY LIMITED

By:	/S/ HERBERT L. HENKEL
(Herbert L. Henkel) Chairman, President, Chief Executive Officer and Director

POWER OF ATTORNEY

Each person whose signature appears below hereby appoints Herbert L. Henkel, Steven R. Shawley and Patricia Nachtigal, and each of them singly, such person’s true and lawful attorneys, with full power to them and each of them to sign, for such person and in such person’s name and capacity indicated below, any and all amendments to this registration statement (including post-effective amendments), and any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, in connection with the registration under the Securities Act of 1933, of securities of the registrant, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, and hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue of this power of attorney.

* * * * * *

Pursuant to the requirements of the Securities Act of 1933, this registration statement and power of attorney have been signed below by the following persons in the capacities listed on the 12th day of August, 2008.

Signature	Title

/S/ HERBERT L. HENKEL Herbert L. Henkel	Chairman, President, Chief Executive Officer and Director (Principal Executive Officer)

/S/ STEVEN R. SHAWLEY Steven R. Shawley	Senior Vice President, Chief Financial Officer and Director (Principal Financial Officer)

/S/ RICHARD W. RANDALL Richard W. Randall	Vice President and Controller (Principal Accounting Officer)

/S/ PATRICIA NACHTIGAL Patricia Nachtigal	Director

EXHIBIT INDEX

1.1	Form of Underwriting Agreement (Debt). *

1.2	Form of Underwriting Agreement (Equity). *

1.3	Form of Underwriting Agreement (Share Purchase Contracts). *

1.4	Form of Underwriting Agreement (Share Purchase Units). *

1.5	Form of Underwriting Agreement (Warrants). *

2	Agreement and Plan of Merger, dated as of December 15, 2007, among Ingersoll-Rand Company Limited, Indian Merger Sub, Inc. and Trane Inc. (incorporated by reference to Annex A to the proxy statement/prospectus of the Ingersoll-Rand Company Limited’s Registration Statement on Form S-4, File No. 333-149537).

3.1	Memorandum of Association of Ingersoll-Rand Company Limited, effective July 31, 2001, as amended to date (incorporated by reference to Amendment No. 1 to Registration Statement on Form S-4, File No. 333–71642, filed with the Commission on October 30, 2001).

3.2	Amended and Restated Bye-Laws of Ingersoll-Rand Company Limited, adopted June 4, 2008.

3.3	Memorandum of Association of Ingersoll-Rand Global Holding Company Limited, effective March 15, 2002.

3.4	Bye-laws of Ingersoll-Rand Global Holding Company Limited, adopted March 22, 2002.

3.5	Certificate of Designation, Preferences and Rights for Preference Shares. *

3.6	Rights Agreement between Ingersoll-Rand Company Limited and The Bank of New York, as Rights Agent (incorporated by reference to Exhibit 4.2 to Amendment No. 1 to Ingersoll-Rand Company Limited’s Registration Statement on Form S-4, File No. 333-71642).

3.7	Certificate of Designation, Preferences and Rights of Series A Preference Shares of Ingersoll-Rand Company Limited (incorporated by reference to Exhibit 4.1 to Amendment No. 1 to Ingersoll-Rand Company Limited’s Registration Statement on Form S-4, File No. 333-71642).

3.8	Voting Agreement between Ingersoll-Rand Company Limited and Ingersoll-Rand Company (incorporated by reference to Exhibit 4.3 to Amendment No. 1 to Ingersoll-Rand Company Limited’s Registration Statement on Form S-4, File No. 333-71642).

4.1	Form of Senior Indenture.

4.2	Form of Senior Debt Security (included as part of Exhibit 4.1).

4.3	Form of Senior Guarantee (included as part of Exhibit 4.1).

4.4	Form of Rights (included as part of Exhibit 3.7).

4.5	Form of Deposit Agreement for Depository Shares. *

4.6	Form of Class A Common Share Certificate of Ingersoll-Rand Company Limited (incorporated by reference to Exhibit 4.4 to Ingersoll-Rand Company Limited’s Registration Statement on Form S-4, File No. 333-71642), filed with the Commission on October 16, 2001.

4.7	Form of Preference Share Certificate. *

4.8	Form of Purchase Contract Agreement relating to Share Purchase Contracts and Share Purchase Units. *

4.9	Form of Pledge Agreement for Share Purchase Contracts and Share Purchase Units. *

4.10	Form of Warrant Agreement. *

4.11	Form of Warrant Unit Agreement. *

5.1	Form of Opinion of Conyers Dill & Pearman.

12.1	Computation of Ratio of Earnings to Fixed Charges of Ingersoll-Rand Company.

23.1	Form of Consent of Conyers Dill & Pearman (included as part of Exhibit 5.1).

23.2	Consent of Analysis, Research & Planning Corporation.

23.3	Consent of Hamilton Rabinovitz & Associates, Inc.

23.4	Consent of PricewaterhouseCoopers LLP.

23.5	Consent of Ernst & Young LLP.

24.1	Powers of Attorney (Ingersoll-Rand Company Limited) (included as part of signature page).

24.2	Powers of Attorney (Ingersoll-Rand Global Holding Company Limited) (included as part of signature page).

25.1	Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Wells Fargo Bank, N.A., as Trustee under the Senior Indenture.

*	To be filed by amendment or pursuant to a report filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 and incorporated herein by reference.